 Part II – Offering Circular

HIS Capital Fund III, LLC

(the “Company”)

Preliminary Offering Circular dated _____________________

The Company is hereby providing the information required by Part I of Form S-11 (17 9 CFR 239.18 and is following the requirements for a smaller reporting company as it meets the definition of that term in Rule 405 (17 CFR 230.405).

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission (“Commission.”) Information contained in this Preliminary Offering Circular is subject to completion or amendment.

These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. The Company may elect to satisfy its obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

We are offering 50,000 Class A Interests (“Interests” or “Class A Interests”) at $1,000 per Interest (the “Offering.”) Purchasers shall, upon acceptance by the Manager of their Subscriptions, become Class A Members in the Company. Funds will be made immediately available to the Company once the Company raises a minimum of $1,000,000 (“Minimum Offering”) in a designated bank account. Funds will be used for acquiring real estate assets throughout the United States as well as for working capital. The Company intends to invest capital from the proceeds of this Offering for the first three (3) years, but may invest up to five (5) years at the Manager’s discretion. Thereafter, the Company will hold and, eventually, sell assets purchased.

The minimum accepted from any Subscriber is $5,000. Subscription funds may remain in the Company’s segregated Subscription account for up to 180 days from the first date of deposit.

Unless terminated by the Manager earlier, this Offering terminates in 365 days after commencement of this Offering. The Manager may extend this Offering in its sole discretion for an additional six-month period at which time, the Manager will file the appropriate Offering Circular for qualification with the Commission. There are no provisions for the return of funds once the minimum of 1,000 Interests are sold. No commissions will be paid for the sale of the Interests offered by the Company.

Class A Interests (Unit)	Price to Investors	Sellers’ Commissions	Proceeds to the Company
Per Unit or Interest	$1,000	$0.00	$1,000
Minimum Dollar Amount	$1,000,000	$0.00	$1,000,000
Maximum Dollar Amount	$50,000,000	$0.00	$50,000,000

No public market currently exists for our Interests. The Company will be managed by Ark Fund Management, LLC, (the “Manager”) a Florida limited liability company, which is managed by Rick Melero. Other third-party contractors and consultants maybe used from time to time as needed. The Company has set a minimum investment requirement of $5,000. We do intend to place the funds into a segregated account up to $1,000,000 that will be in the Company’s name. This will not be an escrow account. Purchasers of our Interests qualified hereunder may be unable to sell their securities, because there may not be a public market for our securities. Any purchaser of our securities should be in a financial position to bear the risks of losing their entire investment.

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The transfer of Interests is limited. A Member may assign, his, her or its Interests only if certain conditions set forth in the Company’s Operating Agreement are satisfied. Potential subscribers of the Interests should expect to remain in the Company for five (5) years. At, or around, the third year of operations, the Manager will attempt to sell, refinance, or otherwise dispose of properties in order to return Capital Account Balances (as defined in the Company’s Operating Agreement) to the Members. The Manager may, at its discretion, sell the properties to, among other potential purchasers, a third-party in order to redeem Members within the five-year expected time frame.

The Company has been formed to invest in various real estate related assets such as single family, multifamily, commercial properties, and asset backed mortgage notes, in the United States through lending, acquisition, trading or development. Although the Manager intends to initially search for properties located in Florida, Georgia, and California, the Company will not limit itself geographically. The Company intends to focus its investment efforts on distressed and/or turnkey commercial and/or residential real estate investments, and commercial and/or residential business purposes loans secured by a first or second priority mortgage or deed of trust. Also, the Company may seek opportunities to invest in securities issued by Private Commercial Real Estate (CRE) Investment Funds that may be structured as limited partnerships or limited liability companies and that hold real estate assets including office, industrial, multifamily, retail and office properties. The Company seeks, through the Private CRE Investment Funds, to focus primarily on direct real estate investments or on investments in real estate operating companies that acquire, develop and manage real estate.

The Company is considered an “emerging growth company” under Section 101(a) of the Jumpstart Our Business Startups Act (the “JOBS Act”) as it is an issuer that had total annual gross revenues of less than $1 billion during its most recently completed fiscal year.

Since the Company is an emerging growth company certain Risk Factors include:

•	We are an emerging growth company with a limited operating history.

•	Subscribers will have no control in the Company and will not have any voting rights. The Manager or its affiliates will manage the day to day operations of the Company.

•	We will require additional financing, such as bank loans, outside of this offering in order for the operations to be successful.

•	We have not conducted any revenue-generating activities and as such have not generated any revenue since inception.

•	Our offering price is arbitrary and does not reflect the book value of our Class A Interests.

•	Investments in real estate and real estate related assets are speculative and we will be highly dependent on the performance of the real estate market.

•	The Company does not currently own any assets.

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By purchasing Interests, Subscribers are bound by the dispute resolution provisions contained in our Operating Agreement which limits your ability to bring class action lawsuits or seek remedy on a class basis. The dispute resolution process provisions do not apply to claims under the federal securities laws. By agreeing to the dispute resolution process, including mandatory arbitration, investors will not be deemed to have waived the company’s compliance with the federal securities laws and the rules and regulations thereunder.

See the section entitled “RISK FACTORS” beginning on page 10 for a more comprehensive discussion of risks to consider before purchasing our Class A Interests.

INVESTMENT IN SMALL BUSINESSES INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE THE SECTION ENTITLED “RISK FACTORS.”

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED OR APPROVED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THESE AUTHORITIES HAVE NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR SELLING LITERATURE. THESE SECURITIES ARE OFFERED UNDER AN EXEMPTION FROM REGISTRATION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THESE SECURITIES ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

NOTICE REGARDING AGREEMENT TO ARBITRATE

THIS OFFERING MEMORANDUM REQUIRES THAT ALL INVESTORS ARBITRATE ANY DISPUTE, OTHER THAN THOSE RELATED TO CLAIMS UNDER FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED HEREUNDER, ARISING OUT OF THEIR INVESTMENT IN THE COMPANY. ALL INVESTORS FURTHER AGREE THAT THE ARBITRATION WILL BE BINDING AND HELD IN THE STATE OF DELAWARE. EACH INVESTOR ALSO AGREES TO WAIVE ANY RIGHTS TO A JURY TRIAL. OUT OF STATE ARBITRATION MAY FORCE AN INVESTOR TO ACCEPT A LESS FAVORABLE SETTLEMENT FOR DISPUTES. OUT OF STATE ARBITRATION MAY ALSO COST AN INVESTOR MORE TO ARBITRATE A SETTLEMENT OF A DISPUTE.

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OFFERING CIRCULAR SUMMARY

This summary contains basic information about us and the Offering. Because it is a summary, it does not contain all the information that you should consider before investing. You should read the entire Offering Circular carefully, including the risk factors and our financial statements and the related notes to those statements included in this Offering Circular. Except as otherwise required by the context, references in this Offering Circular to “we,” “our,” “us,” “the Company,” and “HIS Capital Fund III,” refer to HIS Capital Fund III, LLC

We were formed on November 8, 2019 and have not yet commenced operations.

We are not a blank check company and do not consider ourselves to be a blank check company as we:

•	Have a specific business plan. We have provided a detailed plan for the next twelve (12) months throughout our Offering Circular.

•	Have no intention of entering into a reverse merger with any entity in an unrelated industry in the future.

Since our inception through December 31, 2019, we have not generated any revenues and have incurred a net loss of $0. We anticipate the commencement of generating revenues in the next twelve months. The capital raised in this Offering has been budgeted to cover the costs associated with beginning to operate our company, marketing expense, and acquisition related costs. We intend on using the majority of the proceeds from this Offering for the acquisition of real estate related assets. However, closing and other acquisition related costs such as title insurance, professional fees and taxes will likely require cash. We do not have the ability to quantify any of the expenses as they will all depend on size of deal, price, and place versus procuring new financing, due diligence performed (such as appraisal, environmental, property condition reports), legal and accounting, etc. There is no way to predict or otherwise detail expenses.

We intend on engaging in the following activities:

1. The Company has been formed to invest in various real estate related assets such as single family, multifamily and commercial properties in the United States through lending, acquisition, trading or development. Although the Manager intends to initially search for properties located in Florida, Georgia, and California, the Company will not limit itself geographically. The Company intends to focus its investment efforts on distressed and/or turnkey commercial and/or residential real estate investments, and loans secured by a first or second priority mortgage or deed of trust on non-owner occupied real estate.

2. Invest in any opportunity our Manager sees fit within the confines of the market, marketplace and economy so long as those investments are real estate related and within the investment objectives of the Company. To this end, at some time in the future, the Company may also purchase additional properties or make other real estate investments that relate to varying property types including office, retail, and industrial properties. Such property types may be operating properties rather than properties under development.

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3. In some circumstances, the Company may elect to enter into a joint venture agreement with another real estate developer or investor who may have certain resources or opportunities not otherwise available to the Company.

4. The Company may invest in securities issued by Private Commercial Real Estate (CRE) Investment Funds that may be structured as limited partnerships or limited liability companies and that hold real estate assets including office, industrial, multifamily and office properties. The Company seeks, through the Private CRE Investment Funds, to focus primarily on direct real estate investments or on investments in real estate operating companies that acquire, develop and manage real estate.

The Company does not currently own any material assets. Please see our “DESCRIPTION OF BUSINESS” on page 51. We believe we will need at least $100,000 to provide working capital and $75,000 for professional fees for the next 12 months.

FREQUENTLY ASKED QUESTIONS

Q: What is HIS Capital Fund III, LLC?

A: HIS Capital Fund III, LLC is a newly formed company created for the specific purpose of identifying and purchasing a diverse portfolio of real estate assets. The Company has been formed to invest in various real estate related assets such as single family, multifamily and commercial properties throughout the United States through lending, acquisition or development. Although the Manager intends to initially search for properties located in Florida, Georgia, and California, the Company will not limit itself geographically. The Company intends to focus its investment efforts on distressed and/or turnkey commercial and/or residential real estate investments, and commercial and/or residential business purposes loans secured by a first or second priority mortgage or deed of trust.

The Company intends to purchase properties as rental properties that will appreciate in value over the expected hold period of approximately five (5) years. Through the use of quality third-party management, it is expected that the investments will appreciate due to superior locations and increased net operating income, over time. The Company may also sell refurbished properties to homebuyers if the Company believes that the strategy of a short-term hold will be more advantageous than a long-term, rental strategy.

Q: How will HIS Capital Fund III, LLC identify properties?

A: The Manager will search for properties using traditional methods of using brokers in the markets where the Manager believe there are opportunities.

Q: What kind of return may be expected by a Member?

A: The Company does not currently own any assets, therefore, returns are speculative. However, it is the Company’s intent to pay a Preferred Rate of Return to Class A Members in accordance with their capital contribution to the Company. The estimated return will be based on the Company’s internal underwriting criteria. The Company then intends to distribute 50% of the cash available for distribution amongst the Class A Members in accordance with their Percentage Interest. The Manager will retain the other 50%. (See the “SUMMARY OF OPERATING AGREEMENT” on page 47 for more information.)

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Q: What is the minimum investment amount allowed?

A: $5,000.

Q: Who may invest?

A: The Interests will be available to anyone, generally speaking, however, the Manager reserves the right to reject any subscription they wish. Further, investors will not be allowed to invest more than the greater of 10% of their net worth or their net income.

Q: Where can I buy Class A Interests?

A: All Interests will be available for purchase at hiscapitalgroup.com.

Q: Who is the Manager?

A: The Manager is Ark Fund Management, LLC which is controlled by HIS Investment Management, LLC. This entity is managed by Rick Melero, Toshihiro Endo and Steve Landaal. Prior performance of real estate investments may be found in the section entitled “PRIOR PERFORMANCE.” For more info on Rick Melero, Toshihiro Endo and Steve Landaal and other members of our Manager, please see “MANAGER, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS”

Q: How can I sell my Interests?

A: Generally speaking, the Interests will not be transferrable. Investors should consider investing for the long-term as disposition of the Interests will be difficult, if not impossible. The Company intends to operate for approximately five (5) years at which time the Manager intends to employ a variety of exit strategies with the intent of then distributing the Capital Account Balances to the Members. Ideally, at or around three to four years, the Company will begin to sell or refinance properties that have appreciated in value.

Q: Will I be charged upfront selling commissions?

A: No. Investors will not pay upfront selling commissions as part of the price per Interest purchased in this offering. However, if the Manager finds that selling the Interests is difficult, it may later enlist the services of a licensed broker-dealer to assist with the sales of the Interests, in which case sales commission will be paid by the Company.

Q: Do you have a redemption program?

A: No. We do not currently have a redemption program.

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Q: May I make an investment through my IRA or other tax-deferred retirement account?

A: Yes. You may make an investment through your IRA or other tax-deferred retirement account. In making these investment decisions, you should consider, at a minimum, (1) whether the investment is in accordance with the documents and instruments governing your IRA, plan or other retirement account, (2) whether the investment would constitute a prohibited transaction under applicable law, (3) whether the investment satisfies the fiduciary requirements associated with your IRA, plan or other retirement account, (4) whether the investment will generate unrelated business taxable income (“UBTI”) to your IRA, plan or other retirement account, and (5) whether there is sufficient liquidity for such investment under your IRA, plan or other retirement account. You should note that an investment in our Class A Interests will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code of 1986, as amended (the “IRS Code”).

It is the Company’s understanding that IRA and Roth IRA investments can be made through self-directed accounts which are not managed by the Company and most likely will be charged fees to manage the self-directed account. These fees will need to be paid by the investor and are not considered an expense of the Company.

Q: Is there any minimum initial offering amount required to be sold?

A: We intend to raise a minimum of $1,000,000 prior to using funds to purchase properties or for working capital. We may start funding properties as soon as we identify a property. In some circumstances, the management or some related entity may “pre-fund” a property and funds from this offering will go to replace that “pre-funding” amount as funds are available.

Q: Will I be notified of how my investment is doing?

A: Yes, we will provide you with periodic updates on the performance of your investment in us, including:

•	an annual report;
•	a semi-annual report;
•	current event reports for specified material events within ten business days of their occurrence;
•	supplements to the offering circular, if we have material information to disclose to you; and
•	other reports that we may file or furnish to the SEC from time to time.

We will provide this information to you by posting such information on the SEC’s website at www.sec.gov, on our website at www.hiscapitalgroup.com, and via e-mail.

Q: When will I get my detailed tax information?

A: Your schedule K-1 tax information, will be provided by March 31st of the year following each taxable year.

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Q: Who can help answer my questions about the offering?

Please contact:

Investor Relations

Ark Fund Management, LLC

2151 Consulate Dr., Suite 6

Orlando, FL 32837

Office: (407) 347-6461

Email: investorrelations@hiscapitalgroup.com

EXEMPTIONS UNDER JUMPSTART OUR BUSINESS STARTUPS ACT

We are an emerging growth company. An emerging growth company is one that had total annual gross revenues of less than $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) during its most recently completed fiscal year. We would lose our emerging growth status if we were to exceed $1,000,000,000 in gross revenues. We are not sure this will ever take place.

Because we are an emerging growth company, we have the exemption from Section 404(b) of Sarbanes-Oxley Act of 2002 and Section 14A(a) and (b) of the Securities Exchange Act of 1934. Under Section 404(b), we are now exempt from the internal control assessment required by subsection (a) that requires each independent auditor that prepares or issues the audit report for the issuer shall attest to, and report on, the assessment made by the management of the issuer. We are also not required to receive a separate resolution regarding either executive compensation or for any golden parachutes for our executives so long as we continue to operate as an emerging growth company.

We hereby elect to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1).

We will lose our status as an emerging growth company in the following circumstances:

•	The end of the fiscal year in which our annual revenues exceed $1 billion.

•	The end of the fiscal year in which the fifth anniversary of our IPO occurred.

•	The date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt.

•	The date on which we qualify as a large accelerated filer.

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RISK FACTORS

Investors in the Company should be particularly aware of the inherent risks associated with our business. As of the date of this filing our management is aware of the following material risks.

General Risks Related to Our Business

We are an emerging growth company organized in November 2019 and have not yet commenced operations, which makes an evaluation of us extremely difficult. At this stage of our business operations, even with our good faith efforts, we may never become profitable or generate any significant amount of revenues, thus potential investors have a possibility of losing their investment.

We were organized in November 2019 and have not yet started operations. As a result of our start-up status we (i) have generated no revenues, (ii) will accumulate deficits due to organizational and start-up activities, business plan development, and professional fees since we organized. There is nothing at this time, other than the track record of our Manager, on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. However, past results do not guarantee future profitability. Our future operating results will depend on many factors, including our ability to raise adequate working capital, availability of properties for purchase, the level of our competition and our ability to attract and maintain key management and employees.

We are significantly dependent on Rick Melero and other members of our Manager.

We are highly dependent on the services of the members of our Manager, particularly, Rick Melero. The loss or unavailability of Mr. Melero’s services any of the services of the members of our Manager would have an adverse effect on our business, operations and prospects in that we may not be able to obtain new management under the same financial arrangements, which could result in a partial loss or return of your investment.

This offering is a blind pool offering, and therefore, Members will not have the opportunity to evaluate some of our investments before we make them, which makes investments more speculative.

We will seek to invest substantially all of the net offering proceeds from this Offering, after the payment of fees and expenses, in the acquisition of or investment in interests in assets. However, because, as of the date of this Offering Circular, we have not identified the assets we expect to acquire and because our Members will be unable to evaluate the economic merit of assets before we invest in them, they will have to rely on the ability of our Manager to select suitable and successful investment opportunities. These factors increase the risk that our Members’ investment may not generate returns comparable to the Company’s competitors.

Our Manager will have complete control over the Company and will therefore make all decisions over which Members will have no control.

Ark Fund Management, LLC, our Manager, will make all decisions relating to the business, operations, and strategy, without input by the Members. Such decisions may include purchase and sale decisions regarding the assets, the appointment of other officers, managers, vendors and whether to enter into material transactions with related parties.

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An investment in the Interests is highly illiquid. You may never be able to sell or otherwise dispose of your Interests.

Since there is no public trading market for our Interests, you may never be able to liquidate your investment or otherwise dispose of your Interests. The Company intends to operate for a period of five (5) years. Therefore, you should expect to keep your investment in Class A Interests for a period of five (5) years.

Our financial statements have been prepared assuming a going concern qualification by our auditors.

Our independent registered public accounting firm in their report on the Company’s 2019 financial statements expressed substantial doubt about our ability to continue as a going concern since we have not generated revenues and will not generate any revenues unless we are able to raise capital from this or other offerings. Our ability to continue as a going concern is dependent upon our ability to obtain additional financing, commence operations, executed our business plan, and generate revenues greater than expenses.

Risks Related to the Real Estate Business in General

The profitability of attempted acquisitions is uncertain.

We intend to acquire properties selectively. Acquisition of properties entails risks that investments will fail to perform in accordance with expectations. In undertaking these acquisitions, we will incur certain risks, including the expenditure of funds on, and the devotion of management’s time to, transactions that may not come to fruition. Additional risks inherent in acquisitions include risks that the properties will not achieve anticipated sales price, rents, or occupancy levels and that estimated operating expenses and costs of improvements to bring an acquired property up to standards established for the market position intended for that property may prove inaccurate.

Rising expenses could reduce cash flow and funds available for future acquisitions.

Our properties will be subject to increases in real estate tax rates, utility costs, operating expenses, insurance costs, repairs and maintenance, administrative and other expenses. If we are unable to increase rents at an equal or higher rate or lease properties on a basis requiring the tenants to pay all or some of the expenses, we would be required to pay those costs, which could adversely affect funds available for future cash distributions.

We will depend on commercial real estate tenants for our revenue and therefore our revenue may depend on the economic viability of our tenants.

We will be highly dependent on income from tenants. Our financial results will depend in part on leasing space in the properties or the full properties we acquire to tenants on economically favorable terms.

In the event of a tenant default prior to stabilization, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting our property. A default, of a substantial tenant or number of tenants at any one time, on lease payments to us would cause us to lose the revenue associated with such lease(s) and cause us to have to find an alternative source of revenue to meet mortgage payments and prevent a foreclosure if the property is subject to a mortgage. Therefore, substantial lease payment defaults by tenant(s) could cause us to lose our investment or reduce the amount of distributions to Members.

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Competition and any increased affordability of single-family homes could limit our ability to lease our properties or maintain or increase rents, which may materially and adversely affect us, including our financial condition, cash flows, results of operations and growth prospects.

The residential real estate industry is highly competitive, and we face competition from many sources, including from other single-family properties, apartment communities, and condominiums, both in the immediate vicinity and the geographic market where our properties are and will be located. If so, this would increase the number of units available and may decrease occupancy and unit rental rates. Furthermore, multifamily properties we acquired compete, or will compete, with numerous housing alternative in attracting residents, including owner occupied single and multifamily homes available to rent or purchase. The number of competitive properties and/or condominiums in a particular area, or any increased affordability of owner occupied single and multifamily homes caused by declining housing prices, mortgage interest rates and government programs to promote home ownership, could adversely affect our ability to retain our residents, lease multifamily units and maintain or increase rental rates. These factors could materially and adversely affect us.

We may not make a profit if we sell a property.

The prices that we can obtain when we determine to sell a property will depend on many factors that are presently unknown, including the operating history, tax treatment of real estate investments, demographic trends in the area and available financing. There is a risk that we will not realize any significant appreciation on our investment in a property. Accordingly, your ability to recover all or any portion of your investment under such circumstances will depend on the amount of funds so realized and claims to be satisfied therefrom.

Our properties may not be diversified.

Our potential profitability and our ability to diversify our investments may be limited, both geographically and by type of properties purchased. We will be able to purchase additional properties only as additional funds are raised. Given the limited number of assets we are targeting, our properties will not be well diversified, and their economic performance could be affected by changes in local economic conditions or changes uniquely affecting one or more particular asset classes.

Our performance is therefore linked to economic conditions in the regions in which we will acquire properties and in the market for real estate properties generally. Therefore, to the extent that there are adverse economic conditions in the regions in which our properties are located and in the market for real estate properties, such conditions could result in a reduction of our income and cash to return capital and thus affect the amount of distributions we can make to you.

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Competition with third parties in acquiring and operating properties may reduce our profitability and the return on your investment.

We compete with many other entities engaged in real estate investment activities, many of which have greater resources than we do. Specifically, there are numerous commercial developers, real estate companies, foreign investors and investment funds that operate in the markets in which we may operate, that will compete with us in acquiring residential, commercial, and other properties that will be seeking investments and tenants for these properties.

Many of these entities have significant financial and other resources, including operating experience, allowing them to compete effectively with us. Competitors with substantially greater financial resources than us may generally be able to accept more risk than we can prudently manage, including risks with respect to the creditworthiness of entities in which investments may be made or risks attendant to a geographic concentration of investments. Demand from third parties for properties that meet our investment objectives could result in an increase of the price of such properties. If we pay higher prices for properties, our profitability may be reduced, and you may experience a lower return on your investment. In addition, our properties may be located in a close proximity to other properties that will compete against our properties for tenants. Many of these competing properties may be better located and/or appointed than the properties that we will acquire, giving these properties a competitive advantage over our properties, and we may, in the future, face additional competition from properties not yet constructed or even planned. This competition could adversely affect our business. The number of competitive properties could have a material effect on our ability to rent space at our properties and the amount of rents charged. We could be adversely affected if additional competitive properties are built in locations competitive with our properties, causing increased competition for residential renters. In addition, our ability to charge premium rental rates to tenants may be negatively impacted. This increased competition may increase our costs of acquisitions or lower the occupancies and the rent we may charge tenants. This could result in decreased cash flow from tenants and may require us to make capital improvements to properties which we would not have otherwise made, thus affecting cash available for distributions to you.

We may not have control over costs arising from rehabilitation of properties.

We may elect to acquire properties which may require rehabilitation, although we do not intend on acquiring properties that require extensive rehabilitation. Nonetheless, we may acquire affordable properties that we will rehabilitate and convert to market rate properties. Consequently, we may retain independent general contractors to perform the actual physical rehabilitation and/or construction work and will be subject to risks in connection with a contractor’s ability to control rehabilitation and/or construction costs, the timing of completion of rehabilitation and/or construction, and a contractor’s ability to build in conformity with plans and specification.

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Inventory or available properties might not be sufficient to realize our investment goals.

We may not be successful in identifying suitable real estate properties or other assets that meet our acquisition criteria, or consummating acquisitions or investments on satisfactory terms. Failures in identifying or consummating acquisitions would impair the pursuit of our business plan. Moreover, our acquisition strategy could involve significant risks that could inhibit our growth and negatively impact our operating results, including the following: increases in asking prices by acquisition candidates to levels beyond our financial capability or to levels that would not result in the returns required by our acquisition criteria; diversion of management’s attention to expansion efforts; unanticipated costs and contingent or undisclosed liabilities associated with acquisitions; failure of acquired businesses to achieve expected results; and difficulties entering markets in which we have no or limited experience.

The consideration paid for our target acquisition may exceed fair market value, which may harm our financial condition and operating results.

The consideration that we pay will be based upon numerous factors, and the target acquisition may be purchased in a negotiated transaction rather than through a competitive bidding process. We cannot assure anyone that the purchase price that we pay for a target acquisition or its appraised value will be a fair price, that we will be able to generate an acceptable return on such target acquisition, or that the location, lease terms or other relevant economic and financial data of any properties that we acquire will meet acceptable risk profiles. We may also be unable to lease vacant space or renegotiate existing leases at market rates, which would adversely affect our returns on a target acquisition. As a result, our investments in our target acquisition may fail to perform in accordance with our expectations, which may substantially harm our operating results and financial condition.

The failure of our properties to generate positive cash flow or to sufficiently appreciate in value would most likely preclude our Members from realizing an attractive return on their Interest ownership.

There is no assurance that our real estate investments will appreciate in value or will ever be sold at a profit. The marketability and value of the properties will depend upon many factors beyond the control of our management. There is no assurance that there will be a ready market for the properties, since investments in real property are generally non-liquid. The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by it, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We also cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. Moreover, we may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure any person that we will have funds available to correct those defects or to make those improvements. In acquiring a property, we may agree to lockout provisions that materially restrict us from selling that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These lockout provisions would restrict our ability to sell a property. These factors and any others that would impede our ability to respond to adverse changes in the performance of our properties could significantly harm our financial condition and operating results.

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Illiquidity of real estate investments could significantly impede our ability to respond to adverse changes in the performance of our properties and harm our financial condition.

Because real estate investments are relatively illiquid, our ability to promptly sell one or more properties or investments in our portfolio in response to changing economic, financial and investment conditions may be limited. In particular, these risks could arise from weakness in or even the lack of an established market for a property, changes in the financial condition or prospects of prospective purchasers, changes in national or international economic conditions, and changes in laws, regulations or fiscal policies of jurisdictions in which the property is located. We may be unable to realize our investment objectives by sale, other disposition or refinance at attractive prices within any given period of time or may otherwise be unable to complete any exit strategy. An exit event is not guaranteed and is subject to the Manager’s discretion.

Our Company and industry could be, and most likely, will be negatively affected by the COVID-19 pandemic.

The United States and many parts of the world are currently under mandated or suggested “stay-in-place” orders in an attempt to contain the COVID-19 virus pandemic. Due to these orders and urges of social distancing, many businesses have been forced to temporarily close until the virus is contained. To this end, it is unclear of the potential risks to our business as a result of these orders and closures. It is uncertain what the economic results will be. It is expected that both employment and the real estate market will be adversely affected.

Risks Related to Financing

We might obtain lines of credit and other borrowings, which increases our risk of loss due to potential foreclosure.

We may obtain lines of credit and long-term financing that may be secured by our assets. As with any liability, there is a risk that we may be unable to repay our obligations from the cash flow of our assets. Therefore, when borrowing and securing such borrowing with our assets, we risk losing such assets in the event we are unable to repay such obligations or meet such demands.

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We have broad authority to incur debt and high debt levels could hinder our ability to make distributions and decrease the value of our investors’ investments.

Our policies do not limit us from incurring debt until our total liabilities would be at 80% of the value of the assets of the Company. Although we intend to borrow typically no more than 70% of a property’s value, we may borrow as much as 80% of the value of our properties. We do not currently own any properties. High debt levels would cause us to incur higher interest charges and higher debt service payments and may also be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of our investors’ investments.

Risks Related to Loans

Leases on our properties or properties securing our loans may not be renewed on favorable terms.

The properties securing our loans could be negatively impacted by deteriorating economic conditions and weaker rental markets. Upon expiration or earlier termination of leases on these properties, the space may not be re-let or, if re-let, the terms of the renewal or re-letting (including the cost of required renovations or concessions to tenants) may be less favorable than past or current lease terms. In addition, poor economic conditions may reduce a tenants’ ability to make rent payments under their leases. Any of these situations may result in extended periods where there is a significant decline in revenues or no revenues generated by these properties. Additionally, if market rental rates are reduced, property-level cash flows would likely be negatively affected as existing leases renew at lower rates. Our cash flow could be adversely affected if the leases for these properties cannot be renewed for all or substantially all of the space at these properties, or if the rental rates upon such renewal or re-letting are significantly lower than expected.

Our investments may be illiquid and we may not be able to vary our portfolio in response to changes in economic and other conditions.

In the event we decide to sell some of our loans, we may not be able to sell our loans at a price we deem satisfactory, in our sole discretion, for several reason that would include, but not be limited to: if economic conditions deteriorate, interest rates increase, our loans are in default or if buyers of our loans believe that our loans are not adequately secured. A market to sell our loans does not exist and one is not expected to develop. As a result, our ability to vary our loan portfolio in response to changes in economic and other conditions may be limited.

Real property is an illiquid investment. We may be unable to adjust our property portfolio in response to changes in economic or other conditions. In addition, the real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property.

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We may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure you that we will have funds available to correct such defects or to make such improvements.

In acquiring a real property, we may agree to restrictions that prohibit the sale of that real property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that real property. Our real properties may also be subject to resale restrictions.

In some circumstances, when the lender is lending on a property that already has a senior loan or less expensive debt available, the Company may provide the capital for the borrower’s equity portion on the underlying project. Therefore, the lender would lend unsecured debt to an LLC or limited partnership. These loans would NOT be secured and the Company’s position in the note would have a higher risk. The underwriting for such loans would be more stringent and provide a higher rate of return. In many circumstances, the Company may utilize a shared appreciation note where the Company would share in the equity increase in the property or cash flow of the property along with an interest rate.

Our loans are subject to the risks typically associated with real estate.

Our loans are generally directly or indirectly secured by a lien on real property (or the equity interests in an entity that owns real property) that, upon the occurrence of a default on the loan, could result in our taking ownership of the property. The values of the properties may change after the dates of origination or acquisition of those loans. If the values of the underlying properties drop, our risk will increase because of the lower value of the security associated with such loans. In this manner, real estate values could impact the values of our loans.

We are subject to regulatory and public policy risks, which could affect the values of the properties that secure our loans.

Decisions of federal, state and local authorities may affect the values of properties that secure our loans. Examples of these decisions include, without limitation, zoning changes, revocation or denial of sanitation, utility and building permits, condemnations, relocations of public roadways, changes in municipal boundaries, changes in land use plans, modifications of parking or access requirements, and changes in permitted uses. Also, shifts in public policy reflected by courts, legislatures or other regulatory authorities may affect provisions of security documents and make realization upon the collateral more time consuming and expensive. Any of these decisions or changes could cause us to recognize a loss on property securing a loan, which could adversely affect our financial condition and results of operations.

Please note that not all loans will be secured as the Company’s policies provide that it may provide unsecured loans to certain borrowers for their equity portion in a project as the borrower may be able to take advantage of less expensive debt from a traditional financing source. In these circumstances, the Company may utilize a shared appreciation note where the Company would share in the equity increase in the property or cash flow of the property along with an interest rate.

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Our loans could be subject to delinquency, foreclosure, and loss, which could result in losses to us.

We intend to specialize in lending money to higher risk projects, projects that require repositioning to obtain the value in the proforma or are to be built to realize value. Such loans entail a higher risk of non-performance, higher delinquencies and higher losses than real estate loans made on stabilized projects. While we believe that our pricing of our loans and the underwriting criteria and collection methods we employ enable us to control, to a degree, the higher risks inherent in lending to higher risk projects, no assurance can be given that such pricing, criteria, and methods will afford adequate protection against such risks.

The ability of a borrower to repay a loan backed by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Net operating income of an income-producing property can be affected many factors including, but not limited to:

•	tenant mix,
•	the success of tenant businesses,
•	property management decisions,
•	property location and condition,
•	competition from comparable types of properties,
•	changes in laws that increase operating expenses,
•	changes in laws that limit rents,
•	needs to address environmental contamination of a property,
•	the occurrence of any uninsured casualty at the property,
•	changes in national, regional or local economic conditions,
•	changes in specific types of industry conditions,
•	declines in regional or local real estate values,
•	declines in regional or local rental or occupancy rates,
•	increases in interest rates,
•	increases in real estate taxes,
•	increases in other operating expenses, and
•	changes in governmental rules, regulations, and fiscal policies, including:
•	environmental legislation,
•	natural disasters,
•	terrorism,
•	social unrest, and
•	civil disturbances

Other than interest earned on funds invested in bonds, bank certificates of deposit, money market accounts pending the use for loans and rents earned from tenants, all of our income will be generated from our loans. Thus, a material risk associated with our business is that persons to whom we loan money will fail to repay their loans or will fail to make timely payments to us. We currently do not have any loans placed. We consider numerous factors when deciding whether to call a loan, accept a deed in lieu of foreclosure, foreclose a property or allow a defaulting borrower to continue working through his or her problems while a loan is in default – primarily, the value of the collateral and the amount of the debt, and the plan of the defaulting borrower to repay the debt. In addition, we consider the costs and burdens that would be occasioned by calling the loan, such as bringing suit and/or foreclosing on collateral. There can be no guarantee that our policy of periodically working with defaulting borrowers rather than pursuing collection will not ultimately result in the need to pursue collection or make it less likely that we will not ultimately realize a loss with respect to these loans. It is impossible to predict whether one of our borrowers will default or what impact any one borrower’s default may have on our business.

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Our remedies for collecting on a defaulted loan may be inadequate. Our ability to fully recover amounts due under a defaulted loan may be adversely affected by, among other things:

•	the financial distress or failure of our borrowers;
•	adverse changes in the value of the real estate or other property pledged to secure our loans;
•	our purchase or origination of a fraudulent loan; misrepresentations made to us by a borrower, broker, bank or other lender from whom we acquire a loan;
•	third-party disputes; and/or
•	third-party claims with respect to security interests

These potential future losses may be significant, may vary from current estimates or historical results and could exceed the amount of our reserves from loan losses. We do not maintain insurance covering such losses. In addition, the amount of the provision for loan losses may be either greater or less than the actual future write-offs of the loans relating to that provision. Any of these events could have a material adverse effect on our business.

In the event of default under a loan secured by real estate held by us, it will bear a risk of loss of principal which could have a material adverse effect on us. The amount of loss would be measured by the deficiency between the value of the collateral and the unpaid principal and accrued interest of the loan, in addition to, the expenses relating to foreclosure. Further, not all of our loans will be secured by the underlying property which will present different difficulties for the Company to be able to recoup any potential losses.

Some of the loans we purchase may be substantially non-recourse. We will only have recourse to the underlying assets (including any escrowed funds and reserves) collateralizing loans made to borrowers without recourse to a guarantor, but recourse to the borrower (an entity.) In the case of a limited recourse loan, we will realize a loss if the borrower defaults and the underlying asset collateralizing the loan is insufficient to satisfy the outstanding balance of the loan, in addition to, the expenses relating to foreclosure.

Risk of loss is also present when we make recourse loans to borrowers. The value of the borrower’s assets may not be sufficient to repay the full amount of principal and interest due us following a default by the borrower. Further, the value of the borrower’s assets may not be sufficient to repay any deficiency remaining due us following a default by the borrower and the foreclosure or acceptance of a deed in lieu of foreclosure of the underlying asset securing the loan.

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Foreclosure of a loan can be an expensive and lengthy process that could have a substantial negative effect on our anticipated return on the foreclosed loan secured by real estate. In the event of the bankruptcy of a borrower, the loan to such borrower secured by real estate will be deemed to be secured only to the extent of the value of the mortgaged real estate at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law.

Variable rate loans may entail greater risk of default than fixed rate loans.

Variable rate loans may contribute to higher delinquency rates. Borrowers with variable rate loans may be exposed to increased monthly payments if interest rates increase. This increase in the borrowers’ monthly payment will increase the risk of default and the possibility that we will be required to foreclose.

Larger loans Result in Less Diversity and May Increase Risk.

As a general rule, we can decrease risk of loss from delinquent loans by investing in a greater total number of loans. Investing in fewer, larger loans generally decreases diversification of the portfolio, increases risk of loss and possible reduction of our profitability in the case of a delinquency of such a loan. However, since larger loans generally will be made on better projects with better borrowers, we may determine, from time to time, that a relatively larger loan is advisable for us, particularly, when smaller loans that are appropriate for investment by us are not available.

Our underwriting standards and procedures may be more lenient than those used by conventional lenders, which exposes us to a greater risk of loss than conventional lenders.

Our underwriting standards and procedures may be more lenient than conventional lenders in that we may not require our borrowers to meet the credit standards that conventional mortgage lenders impose, which may create additional risks to your investment. We may not require a very high credit report score, we may choose to ignore a borrower’s debt to income ratio and we may be more lenient regarding a borrower’s or guarantor’s past problems than other lending institutions. We approve loans more quickly than other lenders. Generally, we will not spend more than 30 days assessing the character and credit history of a borrower. Due to the nature of loan approvals, there is a risk that the credit inquiry we perform will not reveal all material facts pertaining to the borrower and the collateral securing the loan. Furthermore, when the needs of the borrower dictate, we may spend substantially less than 30 days to evaluate loan opportunities. These factors may increase the risk that our borrowers will default under their loans, which may impair our ability to meet our debt obligations. Furthermore, our assessment of the quality of the loans we purchase from a lender may be inaccurate. An incorrect analysis with respect to one or more of our loans could have a materially adverse impact on our profitability. Additionally, if our analysis is wrong with respect to a loan and we are forced to proceed against the collateral securing that loan, we may not recover the full amount outstanding under the loan. The foregoing factors could cause you to lose all or part of your investment.

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There are a number of factors which could adversely affect the value of such real property security, including, among other things, the following:

1. The Company will primarily rely on an assessment or appraisal of value to determine the fair market value of real property used to secure loans purchased by the Company. No assurance can be given that such appraisals will, in any or all cases, be accurate. Moreover, since an appraisal fixes the value of real property at a given point in time, subsequent events could adversely affect the value of real property used to secure a loan. Such subsequent events may include general or local economic conditions, neighborhood values, interest rates, new construction, changes in applicable zoning laws and other restrictions.

2. If the borrower defaults, the Company may be forced to purchase the property at a foreclosure sale. If the Company cannot quickly sell such property, and the property does not produce any significant income, the Company’s profitability will be adversely affected. In some circumstances, the note may not be secured by property and may be unsecured. These notes would have conditions that would allow the Manager or the Company to take management control of the limited liability company or the limited partnership which holds the property so as to be able to control the underlying asset. This would be a condition of lending.

3. The laws of the state in which the property is located and the manner in which the Company’s security interest in the security is enforced may preclude the Company from recovering any deficiency from the borrower if the real property security proves insufficient to repay amounts owing to the Company.

4. Company’s loans may be secured by junior deeds of trust, which are subject to greater risk than first loans.

5. The recovery of sums advanced by the Company in making loans and protecting its security may also be delayed or impaired by the operation of the federal bankruptcy laws or by irregularities in the manner in which the loans was made. A foreclosure sale may be delayed by the filing by the borrower of a petition in bankruptcy, which automatically stays any actions to enforce the terms of the loan. The length of the delay and the costs associated therewith may have an adverse impact on the Company’s profitability. If a loan is secured by hypothecated notes, then a bankruptcy filing by one of the borrowers under the hypothecated notes can weaken the value of the Company’s security for its loans and/or delay or impair the borrower’s collections on or enforcement efforts with respect to such hypothecated notes, even if the borrower under the loan is not in bankruptcy.

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We will rely on information provided by others which may prove inaccurate, incomplete or intentionally false.

The success of our investments in loans and properties will depend, among other things, on an accurate assessment of the creditworthiness of the borrower and the underlying value of the real property securing the loan, or the value of the hypothecated notes and the real property securing the hypothecated notes, or the accurate assessment of the value of the property acquisition. While the Manager will make an investigation regarding the real property security and the borrower, it will rely to some extent on third parties such as credit agencies, appraisers, real estate brokers, title companies, environmental consultants and the borrower itself to provide the information upon which the Manager will base its decision to make a loan or property acquisition. While the Manager will do its best efforts to verify the stated income of the borrower, the accuracy of financial statements, federal or state income tax returns, bank and savings account balances, retirement accounts balances or any records relating to past bankruptcy and legal proceedings, the accuracy of property or tenant financial statements, federal or state income tax returns, appraisals, surveys, title searches, environmental reports or other property due diligence reports, there is no guarantee that this information will be accurate. You may lose all or part of your investment in the Interests if the Company, the Manager or you rely on false, misleading or unverified information supplied by a borrower or seller in a decision to close on the acquisition or origination of a loan.

We permit prepayment of loans.

Most of the loans purchased by the Company will not have any interest fee. Prepayment of loans purchased by us may lower our profitability, especially during periods when interest rates are declining. We may not be able to reinvest the prepaid funds in new loans that provide us with a yield equivalent or greater than the interest rate we were earning on the loan that was prepaid to us.

Our use and estimate of the “as completed” value of a property underlying a loan may increase the risk that we may not be able to fully collect the amounts due under that loan.

Traditional commercial lenders typically limit loan amounts to a percentage of the estimated market value of the property securing the loan at the time a loan is made. When we make a loan, the loan-to-value ratio is based on what we believe the value of the property will be once the project is developed in accordance with the borrower’s construction, renovation and development plan. We refer to this value as the “as completed” value, and our loans have an LTV of no more than 80% of the “as completed” value net of selling costs. In each case, the LTV is based both on external sources of information, such as third-party valuations of the constructed or renovated property, and on our subjective valuation of the property. Our beliefs are based on various factors that are unpredictable, such as the future real estate market, and our review of comparable properties among other completed projects in the market area. Our estimate of the “as completed” value may prove to be inaccurate, such that the value of our collateral is less than what we anticipated. Moreover, a borrower may fail to develop, construct or renovate (or fully develop, construct or renovate) a property, which could also cause the value of our collateral to be less than what we anticipated. In such cases, if a borrower were to default under a loan and/or we were forced to foreclose on the property securing a loan, we may not recover the full amount owed to us and our allowance for loan losses may prove to be insufficient to absorb our actual losses. Accordingly, our use of the “as completed” to establish the loan-to-value ratio, as opposed to using the value of the undeveloped, unconstructed or un-renovated property, increases the risks associated with our lending business, which, if realized, could materially and adversely impact our financial condition and results of operations.

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Many of the loans we make will have a balloon payment feature, which presents additional risks to investors and could have a material and adverse impact on our financial condition.

A loan with a balloon payment feature contemplates a large payment of principal at the maturity of the loan, with small or no principal payments during the term of the loan. loans with balloon payment features are riskier than loans with regular scheduled payments of principal because the borrower’s ability to repay the loan at maturity generally depends on its ability to refinance the loan or sell the underlying property at a price that equals or exceeds the amount due under the loan. A substantial period of time may elapse between the time the loan is made and the time the loan matures, and the borrower’s financial condition at those times may significantly change or the market for replacement loans or the sale of the property may significantly deteriorate. As a result, there can be no assurance that our borrowers will have sufficient resources to make balloon payments when due.

Some of our loans will not be secured by first mortgages or any mortgage at all. Our intention is to primarily invest in first mortgages. We may acquire higher risk loans including second, third and wraparound mortgages, loans secured by leasehold interests, participation loans.

We may invest in mezzanine loans that take the form of subordinated loans secured by second mortgages on the underlying real property or loans secured by a pledge of the ownership interests of the entity owning the real property. These types of investments involve a higher degree of risk than senior mortgage lending secured by income-producing real property because the investment may become unsecured as a result of foreclosure by the senior lender. Our mezzanine loan will be satisfied only after the senior debt has been paid in full, in the event the borrower defaults or declares bankruptcy. And, we may not have full recourse to the assets of a pledged entity, or the assets of the pledged entity may not be sufficient to satisfy our mezzanine loan, in the event of borrower bankruptcy when the borrower has pledged its ownership interests as security. In addition, mezzanine loans generally have a higher loan to value ratios than conventional loans secured by real estate, resulting in less equity margin to absorb a decrease in property value and increasing the risk of loss.

Loans secured by second, third and wraparound mortgages may be riskier than loans secured by first deeds of trust or first mortgages because they are in a subordinate position in the event of default. There could also be a requirement to cure liens of a senior loan holder and, if not done, we would lose our entire interest in the loan.

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Loans secured by a leasehold interest are riskier than loans secured by real property because the loan is subordinate to the lease between the property owner and the borrower, and our rights in the event the borrower defaults are limited to stepping into the position of the borrower under the lease, subject to its requirements of rents and other obligations during the period of the lease.

We may enter into agreements, including shared appreciation mortgages, with our borrowers providing for our participation in the equity or cash flow of from a secured property. If a borrower defaults and claims that this participation makes the loan comparable to equity in a joint venture, we may lose our secured position as a lender in the property. Other creditors of the borrower might then wipe out or substantially reduce our investment. We could also be exposed to the risks associated with being an owner of real property. We are presently not involved in any such arrangements.

If a third party were to assert successfully that our loan was actually a joint venture with the borrower, there might be a risk that we could be liable as a joint venture for the wrongful acts of the borrower toward the third party.

We may invest in subordinated loans secured by real estate. A loan by us that is subordinated will only be satisfied after the senior debt is paid in full, in the event the borrower defaults on the loan made by us or on the debt senior to our loan, or if the borrower declares bankruptcy. We may suffer a loss of principal and interest if a borrower defaults on a subordinated loan and lacks sufficient assets to repay the loan. In the event a borrower declares bankruptcy, we may not have full recourse to the assets of the borrower, or the assets of the borrower may not be sufficient to satisfy the loan.

Inter-creditor agreements may be entered into between senior and junior creditors both secured by the same property. An inter-creditor agreement with a senior creditor may limit our ability to amend its loan documents, assign its loan, accept prepayments, and exercise our remedies and control decisions made in bankruptcy proceedings relating to the borrower.

Subordinated loans may represent a higher risk of loss to us due to being subordinated to a senior lender and due to restrictive terms relating to inter- creditor agreements that may exist between senior and junior creditors.

Investments in construction and rehabilitation loans may be riskier than loans secured by operating properties.

Construction and rehabilitation loans may be riskier than loans secured by properties with an operating history, because:

•	the application of the loan proceeds to the construction or rehabilitation project must be assured;
•	the borrower may experience cost overruns or may not be able to raise the funds necessary to complete construction diminishing the value of the collateral securing the loan;
•

construction or rehabilitation may be delayed placing the borrower at risk that it loses a tenant scheduled to take possession of the property because the delay breaches the occupancy provisions of the lease; and

•	The permanent financing or the sale of the property may be impaired by unfavorable market conditions at the completion of the project.

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Cost overruns and non-completion of the construction or renovation of the properties financed by us may materially diminish the value of the real estate securing our loan.

The renovation, refurbishment or expansion of a property by a borrower involves risks of cost overruns and non-completion. Costs of construction or improvements to construct or renovate a property may exceed original estimates, possibly making a project uneconomical. Other risks may include but are not limited to, unexpected environmental, geological, or governmental risks during construction and leasing or sales risk following completion. If such construction or renovation is not completed in a timely manner, or if its costs are more than expected, the borrower may not be able to complete the project or may experience a prolonged impairment of net operating income and may not be able to pay interest and principal payments. Our mortgage recorded against an uncompleted construction project may also become subject to mechanics liens for unpaid labor and materials furnished to the project.

Cost overruns and non-completion, in addition to other construction and leasing risks, represent a substantial risk to the Company when it lends for construction, renovation or expansion of a real property. These cost overruns and non-completion of a property can materially diminish the value of the real estate mortgaged to us.

Borrower’s financial status could weaken.

The Company will evaluate the creditworthiness of a borrower based on a review of financial information provided by the borrower, and by making other inquiries. However, this financial information and these inquiries will be given and made as of a particular point in time. The financial condition of the borrower could change subsequent to when this financial information and these inquiries are given and made.

Some of our borrowers will experience difficulty in obtaining permanent financing which may reduce our profits.

Many of our borrowers will rely on permanent financing from institutional lenders to repay the loans due us. Due to the volatility in the real estate market and the credit markets, our borrowers may experience difficulty obtaining permanent financing. In addition, a borrower who has failed, or fails in the future, to obtain permanent financing may default on the loans, which could lower our profitability.

Delays in liquidating defaulted loans or properties could reduce our investment returns.

Commercial real estate loans are secured by residential or commercial property and are subject to risks of delinquency and foreclosure. The ability of a borrower to repay a loan secured by an income producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Net operating income of an income producing property can be affected by, among other things: tenant mix, success of tenant businesses, property management decisions, property location and condition, competition from comparable types of properties, changes in laws that increase operating expenses or limit rents that may be charged, any need to address environmental contamination at the property, the occurrence of any uninsured casualty at the property, changes in national, regional or local economic conditions and/or specific industry segments, declines in regional or local real estate values, declines in regional or local rental or occupancy rates, increases in interest rates, real estate tax rates and other operating expenses, changes in governmental rules, regulations and fiscal policies (including environmental legislation), natural disasters, terrorism, social unrest and civil disturbances.

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If there are defaults under our loans or problem properties, we may not be able to foreclose on or obtain a suitable remedy with respect to such investments. Specifically, if there are defaults under loans, we may not be able to repossess and sell the underlying properties quickly. The resulting time delay could reduce the value of our investments. For example, an action to foreclose on a property securing a loan is regulated by state statutes and rules and is subject to many of the delays and expenses of lawsuits if the defendant raises defenses or counterclaims. Additionally, in the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the loan.

In the event of any default under a loan held directly by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the loan, which could have a material adverse effect on our cash flow from operations. Foreclosure of a loan can be an expensive and lengthy process that could have a substantial negative effect on our anticipated return on the foreclosed loan. In the event of the bankruptcy of a loan borrower, the loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law.

The foreclosure process for a loan secured by a property we intend on acquiring may be lengthy, costly and we will be subject to all of the risks of owning the property on which we foreclose.

Our loan portfolio is and will be secured by real property. If a borrower defaults on a loan in our portfolio, we may have to foreclose on and take possession of the real estate collateral to protect our financial interest in the loan. Foreclosure of a loan can be an expensive and lengthy process that could have a substantial negative effect on our anticipated return on the foreclosed loan. If we are not able to repossess properties quickly, the resulting time delay could reduce the value of our loans or properties. In the event of the bankruptcy of a loan borrower, the loan to such borrower will be deemed to be secured only to the extent of the value of the property at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law.

If we acquire property by foreclosure following defaults under our loans, we will have the economic and liability risks inherent in the ownership of real property. Various factors could cause us to realize less than we anticipated or otherwise impose burdens on us that would reduce our profits. These factors include, without limitation, fluctuations in property values, occupancy rates, variations in rental schedules and operating expenses. In addition, owning and selling foreclosed property may present additional considerations, including:

•	to facilitate a sale of the property on which we foreclose, it may be necessary for us to finance all or a portion of the purchase price for the buyer of the property. In such cases, we will not receive the sale price immediately but will have to rely on the purchaser’s ability to repay the loan, which ability is subject to the same repayment risks that are applicable to any other borrower, as discussed elsewhere in this prospectus.

•	There is a risk that hazardous or toxic substances could be found on properties that we take back in foreclosure. If hazardous or toxic substances are found, we may be liable for remediation costs, as well as for personal injury and property damage. Environmental laws may require us to incur substantial expenses and may materially reduce the affected property’s value or limit our ability to use or sell the affected property. Any environmental review we undertake before taking title under any foreclosure action on real property may not be sufficient to detect all potential environmental hazards. The remediation costs and any other financial liabilities associated with an environmental hazard could have a material adverse effect on our financial condition and results of operations.

•	We may become liable to third persons in excess of the limits covered by insurance to the extent such person or person’s property is injured or damaged while on property acquired by us through foreclosure.

•	Controlling operating expenses such as insurance costs, costs of maintenance and taxes. We may earn less income and reduced cash flows on foreclosed properties than could be earned and received on loans.

•	We may acquire a property with one or more co-owners where development or sale requires written agreement or consent by all; without timely agreement or consent, we could suffer a loss from being unable to develop or sell the property. Maintaining occupancy of the properties.

•	Coping with general and local market conditions.

•	Complying with changes in laws and regulations pertaining to taxes, use, zoning and environmental protection.

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We may have difficulty protecting our rights as a lender, which may impair our ability to continue making loans and could have a material adverse impact on our financial condition.

The rights of our borrowers and other lenders may limit our realization of the benefits of our loans. For example:

•	Judicial foreclosure is subject to the delays of protracted litigation, and our collateral may deteriorate and/or decrease in value during any delay in foreclosing on it;

•	A borrower’s right of redemption during foreclosure proceedings can deter the sale of our collateral and can require us to manage the property for a period of time;

•	The rights of senior or junior secured parties in the same property can create procedural hurdles for us when we foreclose on collateral;

•	We may not be able to pursue deficiency judgments after we foreclose on collateral;

•	Federal bankruptcy law can prevent us from pursuing any actions for an extended period of time, regardless of the progress in any of these suits or proceedings; and/or

•	At or near the end of foreclosure proceedings, a borrower will sometimes file bankruptcy to further delay our efforts to take ownership of the real estate collateral.

Government action may reduce recoveries on defaulted loans.

Legislative or regulatory initiatives by federal, state or local legislative bodies or administrative agencies, if enacted or adopted, could delay foreclosure, provide new defenses to foreclosure or otherwise impair our ability to foreclose on loans in default. The nature or extent of the limitation on foreclosure that may be enacted cannot be predicted. Bankruptcy courts could, if this legislation is enacted, reduce the amount of the principal balance on a loan that is secured by a lien on the property, reduce the interest rate, extend the term to maturity or otherwise modify the terms of a bankrupt borrower’s loan.

Risks Related to Conflicts of Interest

There are conflicts of interest between us, our Manager and its affiliates.

We expect that a third-party related to the Manager, will provide asset management and other services to our Manager and the Company. Prevailing market rates are determined by Management based on industry standards and expectations of what Management would be able to negotiate with a third-party on an arm’s length basis. All of the agreements and arrangements between such parties, including those relating to compensation, are not the result of arm’s length negotiations. Some of the conflicts inherent in our Company’s transactions with the Manager and its affiliates, and the limitations on such parties adopted to address these conflicts, are described below. Our Company, Manager and their affiliates will try to balance our interests with their own. However, to the extent that such parties take actions that are more favorable to other entities than the Company, these actions could have negative impact on our financial performance and, consequently, on distributions to Members and the value of our Interests. See “Conflicts of Interest”.

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The interests of the Manager, our principals and their other affiliates may conflict with your interests.

The operating agreement provides our Manager with broad powers and authority which may result in one or more conflicts of interest between your interests and those of the Manager, the principals and its other affiliates. Potential conflicts of interest include, but are not limited to, the following:

•

the Manager, the principals and/or its other affiliates are offering, and may continue to originate and offer, other real estate investment opportunities, including additional blind pool equity and debt offerings similar to this offering and may make investments in real estate assets for their own respective accounts, whether or not competitive with our business;

•

the Manager, the principals and/or its other affiliates will not be required to disgorge any profits or fees or other compensation they may receive from any other business they own separately from us, and you will not be entitled to receive or share in any of the profits return fees or compensation from any other business owned and operated by the Manager, the principals and/or its other affiliates for their own benefit;

•

we may engage the Manager or affiliates of the Manager to perform services at prevailing market rates. Prevailing market rates are determined by the Manager based on industry standards and expectations of what the Manager would be able to negotiate with a third-party on an arm’s length basis; and

•	the Manager, the principals and/or its other affiliates are not required to devote all of their time and efforts to our affairs.

Risks Associated with Joint Ventures/Co-Investors

The terms of joint venture agreements or other joint ownership/co-investor arrangements into which the Manager may enter could impair operating flexibility and results of operations.

In connection with the purchase of real estate or making real estate-related investments, the Manager may enter into joint ventures with affiliated or unaffiliated partners. In addition, the Company may also purchase or develop properties in arrangements with affiliates of the Manager, the sellers of the properties, developers and/or similar persons. These structures involve participation in the investment by outsiders whose interests and rights may not be the same as the Company’s. These joint venture partners or co-tenants may have rights to take some actions over which the Manager has no control and may take actions contrary to the interests of the Company. For example, joint ownership of an investment, under certain circumstances, may involve risks not associated with direct ownership of such investment, including the following:

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•

a partner or co-investor might have economic and/or other business interests or goals which are unlike or incompatible with the business interests or goals of the Company, including inconsistent goals relating to the sale of properties held in a joint venture and/or the timing of the termination and liquidation of the venture;

•	such partners or co-investors may become bankrupt and such proceedings could have an adverse impact on the operation of the Company or joint venture;

•	the Company may incur liabilities as the result of actions taken by joint venture partners in which there was no direct involvement; and

•

such partners or co-investors may be in a position to take action contrary to instructions from the Manager or requests or contrary to the Company’s policies and objectives or fail to take actions as instructed.

•

If the Company has a right of first refusal or buy/sell right to buy out a co-investor/venturer or partner, we may be unable to finance such a buy-out if it becomes exercisable or we may be forced to exercise those rights at a time when it would not otherwise be in our best interest to do so. If the Company’s interest is subject to a buy/sell right, we may not have sufficient cash, available borrowing capacity or other capital resources to allow the purchase of such an interest of a co-investor/venturer subject to the buy/sell right, in which case we may be forced to sell the interest when otherwise we would have preferred to retain such interest. The Manager may not be able to sell a Company’s interest in a joint venture on a timely basis or on acceptable terms if an exit from the venture is desired for any reason, particularly if the interest is subject to a right of first refusal of the co-investor/venturer or partner.

The Manager may structure a joint venture/co-invest relationships in a manner which could limit the amount the Company participates in the cash flow or appreciation of an investment.

The Manager may enter into joint venture agreements, the economic terms of which may provide for the distribution of income to the Company otherwise than in direct proportion to ownership interest in the joint venture. For example, while a co-investor/venturer may invest an equal amount of capital in an investment, the investment may be structured such that the Company has a right to priority distributions of cash flow up to a certain target return while the co-investor/venturer may receive a disproportionately greater share of cash flow than the Company is to receive once such target return has been achieved. This type of investment structure may result in the co-investor/venturer receiving more of the cash flow, including appreciation, of an investment than the Company would receive. If the Manager does not accurately judge the appreciation prospects of a particular investment or structure the agreement appropriately, the Company may incur losses on joint venture/co-invest investments and/or have limited participation in the profits of a joint venture/co-invest investment, either of which could reduce the ability to make cash distributions to the Members.

Co-investments with other parties will result in additional risks.

The Company may co-invest in various investments with other investors obtained by an affiliate of the Manager. It is possible that a co-investor would be unable to pay its share of costs, which could be detrimental to the Company’s investment in a project unless an alternative source of capital could be obtained. In the event a third party co-investor was to become bankrupt, third party creditors could become involved in the project affairs. In addition, the co-investors could have economic or business interests or goals which are or which may become inconsistent with the Company’s business interests or goals.

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If the Manager enters into joint ventures with affiliates, the Company may face conflicts of interest or disagreements with the joint venture partners that will not be resolved as quickly or on terms as advantageous to the Company as would be the case if the joint venture had been negotiated at arm’s-length with an independent joint venture partner. As a result, Member returns may be decreased by entering into such joint ventures with affiliates of the Manager.

In the event that the Company enters into a joint venture with any other program sponsored or advised by the Manager or one of its affiliates, the Company may face certain additional risks and potential conflicts of interest. Joint venture partners may not desire to sell properties at the time the Company desires. Joint ventures between the Company and other Manager programs will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. Under these joint venture agreements, none of the co-venturers may have the power to control the venture, and an impasse could be reached regarding matters pertaining to the joint venture, including the timing of a liquidation, which might have a negative impact on the joint venture and decrease returns to the Members. Joint ventures with other Manager programs would also be subject to the risks associated with joint ventures with unaffiliated third parties.

Risks Related to Our Corporate Structure

We do not set aside funds in a sinking fund to pay distributions, so you must rely on our revenues from operations and other sources of funding for distributions. These sources may not be sufficient to meet these obligations.

We do not contribute funds on a regular basis to a separate account, commonly known as a sinking fund, to pay distributions on the Interests. Accordingly, you will have to rely on our cash from operations and other sources of liquidity, such as borrowed funds and proceeds from sale of the assets, for distribution payments. Our ability to generate revenues from operations in the future is subject to general economic, financial, competitive, legislative, statutory and other factors that are beyond our control. Moreover, we cannot assure you that we will have access to additional sources of liquidity if our cash from operations are not sufficient to fund distributions to you. Our need for such additional sources may come at undesirable times, such as during poor market or credit conditions when the costs of funds are high and/or other terms are not as favorable as they would be during good market or credit conditions. The cost of financing will directly impact our results of operations, and financing on less than favorable terms may hinder our ability to make a profit. Your right to receive distributions on your Interests is junior to the right of our general creditors to receive payments from us. If we do not have sufficient funds to meet our anticipated future operating expenditures and debt repayment obligations as they become due, then you could lose all or part of your investment. We currently do not have any revenues.

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You will have limited control over changes in our policies and operations, which increases the uncertainty and risks you face as a Member.

Our Manager determines our major policies, including our policies regarding financing, growth and debt capitalization. Our Manager may amend or revise these and other policies without a vote of the Members. Our Manager’s broad discretion in setting policies and our Members’ inability to exert control over those policies increases the uncertainty and risks you face as a Member. In addition, our Manager may change our investment objectives without seeking Member approval.

Our ability to make distributions to our Members is subject to fluctuations in our financial performance, operating results and capital improvement requirements.

Currently, our strategy includes paying a quarterly distribution to investors. under this Offering that would result in positive annualized return on investment, net of expenses, of which there is no guarantee. Class A Members would receive a Preferred Return on their capital contribution to the Company as defined in the Company’s Operating Agreement and estimated based upon the Company’s internal underwriting criteria. After the Preferred Return, Members will share in fifty percent (50%) of the remaining cash available for distribution.  (See “SUMMARY OF OPERATING AGREEMENT.”) In the event of downturns in our operating results, unanticipated capital improvements to our properties, or other factors, we may be unable, or may decide not to pay distributions to our Members. The timing and amount of distributions are the sole discretion of our Manager who will consider, among other factors, our financial performance, any debt service obligations, any debt covenants, and capital expenditure requirements. We cannot assure you that we will generate sufficient cash in order to pay distributions.

Investors will not receive the benefit of the regulations provided to real estate investment trusts or investment companies.

We are not a real estate investment trust and enjoy a broader range of permissible activities. Under the Investment Company Act of 1940, an “investment company” is defined as an issuer which is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, or trading in securities; is engaged or proposes to engage in the business of issuing face-amount certificates of the installment type, or has been engaged in such business and has any such certificate outstanding; or is engaged or proposes to engage in the business of investing, reinvesting, owning, holding, or trading in securities, and owns or proposes to acquire investment securities having a value exceeding 40 per centum of the value of such issuer’s total assets (exclusive of Government securities and cash items) on an unconsolidated basis.

We intend to operate in such manner as not to be classified as an “investment company” within the meaning of the Investment Company Act of 1940 as we intend on primarily holding real estate. The management and the investment practices and policies of ours are not supervised or regulated by any federal or state authority. As a result, investors will be exposed to certain risks that would not be present if we were subjected to a more restrictive regulatory situation.

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If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted

If we are ever deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities.

In addition, we may have imposed upon us certain burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

The exemption from the Investment Company Act of 1940 may restrict our operating flexibility. Failure to maintain this exemption may adversely affect our profitability.

We do not believe that at any time we will be deemed an “investment company” under the Investment Company Act of 1940 as we do not intend on trading or selling securities. Rather, we intend to hold and manage real estate. However, if at any time we may be deemed an “investment company,” we believe we will be afforded an exemption under Section 3(c)(5)(C) of the Investment Company Act of 1940, as amended (referred to in this Offering as the “1940 Act”). Section 3(c)(5)(C) of the 1940 Act excludes from regulation as an “investment company” any entity that is primarily engaged in the business of purchasing or otherwise acquiring “mortgages and other liens on and interests in real estate”. To qualify for this exemption, we must ensure our asset composition meets certain criteria. Generally, 55% of our assets must consist of qualifying mortgages and other liens on and interests in real estate and the remaining 45% must consist of other qualifying real estate-type interests. Maintaining this exemption may adversely impact our ability to acquire or hold investments, to engage in future business activities that we believe could be profitable, or could require us to dispose of investments that we might prefer to retain. If we are required to register as an “investment company” under the 1940 Act, then the additional expenses and operational requirements associated with such registration may materially and adversely impact our financial condition and results of operations in future periods.

NOTICE REGARDING AGREEMENT TO ARBITRATE

THIS OFFERING MEMORANDUM REQUIRES THAT ALL INVESTORS ARBITRATE ANY DISPUTE, OTHER THAN THOSE CLAIMS UNDER FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER, ARISING OUT OF THEIR INVESTMENT IN THE COMPANY. ALL INVESTORS FURTHER AGREE THAT THE ARBITRATION WILL BE BINDING AND HELD IN THE STATE OF FLORIDA. EACH INVESTOR ALSO AGREES TO WAIVE ANY RIGHTS TO A JURY TRIAL. OUT OF STATE ARBITRATION MAY FORCE AN INVESTOR TO ACCEPT A LESS FAVORABLE SETTLEMENT FOR DISPUTES. OUT OF STATE ARBITRATION MAY ALSO COST AN INVESTOR MORE TO ARBITRATE A SETTLEMENT OF A DISPUTE.

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ADDITIONAL RISK FACTOR ARBITRATION:

The Operating Agreement contains a mandatory dispute resolution process which may limit the rights of investors to some legal remedies and forums otherwise available. This Agreement contains a provision which requires that all claims arising from Member’s investment in the Company be resolved through arbitration.

For Members’ information:

(a) Arbitration is final and binding on the parties;

(b) The parties are waiving their right to seek remedies in court, including the right to jury trial;

(c) Pre-arbitration discovery is generally more limited than and potentially different in form and scope from court proceedings.

(d) The Arbitration Award is not required to include factual findings or legal reasoning and any party’s right to appeal or to seek modification of a ruling by the arbitrators is strictly limited;

(e) The panel of arbitrators may include a minority of persons engaged in the securities industry. Such arbitration provision limits the rights of an investor to some legal remedies and rights otherwise available.

The dispute resolution process provisions do not apply to claims under the federal securities laws. By agreeing to the dispute resolution process, including mandatory arbitration, investors will not be deemed to have waived the company’s compliance with the federal securities laws and the rules and regulations thereunder.

Insurance Risks

We may suffer significant losses that are not covered by insurance.

The geographic areas in which we invest in properties may be at risk for damage to property due to certain weather-related and environmental events, including such things as severe thunderstorms, flooding, sinkholes, and hurricanes. To the extent possible, the Manager may but is not required to attempt to acquire insurance against some of these risks. However, such insurance may not be available (or may only be available at cost-prohibitive costs) in all areas, nor are all hazards insurable as some may be deemed acts of God or be subject to other policy exclusions.

Furthermore, an insurance company may deny coverage for certain claims, and/or determine that the value of the claim is less than the cost to restore the property, and a lawsuit could have to be initiated to force them to provide coverage, resulting in further losses in income to the Company. Additionally, properties may now contain or come to contain mold, which may not be covered by insurance and has been linked to health issues.

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Federal Income Tax Risks

The Internal Revenue Service may challenge our characterization of material tax aspects of your investment in the Interests.

An investment in Interests involves material income tax risks which are discussed in detail in the section of this offering entitled “TAX TREATMENT OF COMPANY AND ITS SUBSIDIARIES” starting on page 63. You are urged to consult with your own tax advisor with respect to the federal, state, local and foreign tax considerations of an investment in our Interests. We may or may not seek any rulings from the Internal Revenue Service regarding any of the tax issues discussed herein. Accordingly, we cannot assure you that the tax conclusions discussed in this offering, if contested, would be sustained by the IRS or any court. In addition, our legal counsel is unable to form an opinion as to the probable outcome of the contest of certain material tax aspects of the transactions described in this offering, including whether we will be characterized as a “dealer” so that sales of our assets would give rise to ordinary income rather than capital gain. Our counsel also gives no opinion as to the tax considerations to you of tax issues that have an impact at the individual or partner level.

You may realize taxable income without cash distributions, and you may have to use funds from other sources to fund tax liabilities.

As a Member of the Company, you will be required to report your allocable share of the Company’s taxable income on your personal income tax return regardless of whether you have received any cash distributions from us. It is possible that your Interests will be allocated taxable income in excess of your cash distributions. We cannot assure you that cash flow will be available for distribution in any year. As a result, you may have to use funds from other sources to pay your tax liability.

You may not be able to benefit from any tax losses that are allocated to your Interests.

Interests may be allocated their share of tax losses should any arise. Section 469 of the Internal Revenue Code limits the allowance of deductions for losses attributable to passive activities, which are defined generally as activities in which the taxpayer does not materially participate. Any tax losses allocated to investors will be characterized as passive losses, and, accordingly, the deductibility of such losses will be subject to these limitations. Losses from passive activities are generally deductible only to the extent of a taxpayer’s income or gains from passive activities and will not be allowed as an offset against other income, including salary or other compensation for personal services, active business income or “portfolio income”, which includes non-business income derived from dividends, interest, royalties, annuities and gains from the sale of property held for investment. Accordingly, you may receive no benefit from your share of tax losses unless you are concurrently being allocated passive income from other sources.

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We may be audited which could subject you to additional tax, interest and penalties.

Our federal income tax returns may be audited by the Internal Revenue Service. Any audit of the Company could result in an audit of your tax return. The results of any such audit may require adjustments of items unrelated to your investment, in addition to adjustments to various Company items. In the event of any such audit or adjustments, you might incur attorneys’ fees, court costs and other expenses in contesting deficiencies asserted by the Internal Revenue Service. You may also be liable for interest on any underpayment and penalties from the date your tax was originally due. The tax treatment of all Company items will generally be determined at the Company level in a single proceeding rather than in separate proceedings with each Member, and our Manager is primarily responsible for contesting federal income tax adjustments proposed by the Internal Revenue Service. In such a contest, our Manger may choose to extend the statute of limitations as to all Members and, in certain circumstances, may bind the Members to a settlement with the Internal Revenue Service. Adjustments to Company items would continue to be determined at the Company level however, and any such adjustments would be accounted for in the year they take effect, rather than in the year to which such adjustments relate. Our Manager will have the discretion in such circumstances either to pass along any such adjustments to the Members or to bear such adjustments at the Company level.

State and local taxes and a requirement to withhold state taxes may apply, and if so, the amount of net cash from open payable to you would be reduced.

The state in which you reside may impose an income tax upon your share of our taxable income. Further, states in which we will own properties may impose income taxes upon your share of our taxable income allocable to any Company property located in that state. Many states have implemented or are implementing programs to require companies to withhold and pay state income taxes owed by non-resident Members relating to income-producing properties located in their states, and we may be required to withhold state taxes from cash distributions otherwise payable to you. You may also be required to file income tax returns in some states and report your share of income attributable to ownership and operation by the Company of properties in those states. In the event we are required to withhold state taxes from your cash distributions, the amount of the net cash from operations otherwise payable to you would be reduced. In addition, such collection and filing requirements at the state level may result in increases in our administrative expenses that would have the effect of reducing cash available for distribution to you. You are urged to consult with your own tax advisors with respect to the impact of applicable state and local taxes and state tax withholding requirements on an investment in our Interests.

Legislative or regulatory action could adversely affect investors.

In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of the federal income tax laws applicable to investments similar to an investment in our Interests. Additional changes to the tax laws are likely to continue to occur, and we cannot assure you that any such changes will not adversely affect your taxation as a Member. Any such changes could have an adverse effect on an investment in our Interests or on the market value or the resale potential of our properties. You are urged to consult with your own tax advisor with respect to the impact of recent legislation on your investment in Interests and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our Interests.

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DETERMINATION OF OFFERING PRICE

Our Offering Price is arbitrary with no relation to value of the company. This Offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the Class A Interests offered under this offering.

If the maximum amount of Class A Interests are sold under this Offering, the purchasers under this Offering will own 100% of the Class A Interests outstanding.

If the minimum amount of Class A Interests are sold under this Offering, the purchasers under this Offering will own 100% of the Class A Interests outstanding.

If some amount of Class A Interests are sold under this Offering, between the above maximum and minimum amount of this Offering, the purchasers under this Offering will own 100% of the Class A Interests.

PLAN OF DISTRIBUTION

This Offering shall remain open for one year following the Qualification Date of this Offering unless earlier terminated by the Manager in its sole and absolute discretion, provide that the Manager may extend the Offering an additional period so long as it is compliant with the qualification requirements of the Commission.

The Class A Interests (Interests) are self-underwritten and are being offered and sold by the Company on a minimum/maximum basis. No compensation will be paid to any principal, the Manager, or any affiliated company or party with respect to the sale of the Class A Interests. We are relying on Rule 3a4-1 of the Securities Exchange Act of 1934, Associated Persons of an Issuer Deemed not to be Brokers. The applicable portions of the rule state that associated persons (including companies) of an issuer shall not be deemed brokers if they a) perform substantial duties at the end of the offering for the issuer; b) are not broker dealers; and c) do not participate in selling securities more than once every 12 months, except for any of the following activities: i) preparing written communication, but no oral solicitation; or ii) responding to inquiries provided that the content is contained in the applicable registration statement; or iii) performing clerical work in effecting any transaction. Neither the Company, its Manager, nor any affiliates conduct any activities that fall outside of Rule 3a4-1 and are therefore not brokers nor are they dealers. All subscription funds which are accepted will be deposited directly into the Company’s account. This account is not held by an escrow agent. Subscription funds placed in the segregate, Company account may only be released if the Minimum Offering Amount is raised within the Offering Period. The purchase price for the Class A Interests is $1,000 per Interest, with a minimum purchase of (5) five Interests. The Company will raise a minimum of $1,000,000 prior to funds being released to the Company. If the Company does not raise the Offering Amount within the Offering Period, all proceeds raised to that point will be promptly returned to subscribers of Class A Interests pro-rata, with interest, if any. Subscription Agreements are irrevocable.

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The Company plans to use Ark Fund Management, LLC’s current network of real estate investors to solicit investments as well as various forms of advertisement. The Company, subject to Rule 255 of the Securities Act of 1933 and corresponding state regulations, is permitted to generally solicit investors by using advertising mediums, such as print, radio, TV, and the Internet. We will offer the securities as permitted by Rule 251 (d)(1)(iii) whereby offers may be made after this Offering has been qualified, but any written offers must be accompanied with or preceded by the most recent offering circular filed with the Commission for the Offering. The Company plans to solicit investors using the Internet through a variety of existing internet advertising mechanisms, such as search based advertising, search engine optimization, and the Company website at www.hiscapitalgroup.com

Please note that the Company will not communicate any information to prospective investors except as may be permitted under applicable securities laws without providing access to the Offering. The Offering may be delivered through the website that is in the process of being developed, through email, or by hard paper copy.

However, received or communicated, all of our communications will be Rule 255 compliant and not amount to a free writing prospectus. We will not orally solicit investors and no sales will be made prior to this offering statement being declared qualified and a final Offering is available.

Investments will be processed on a first come, first served basis, up to the Offering Amount of $50,000,000.

The minimum accepted from any Subscriber is $5,000. Subscription funds may remain in the Company’s segregated account up until such time of a purchase of real estate asset or the repayment of a note payable to an affiliate of the Manager in which the proceeds were used to purchase a real estate asset or pay the Company’s expenses.

The Offering Period will commence upon the Offering Statement being declared qualified.

No sale will be made to a prospective investor if the aggregate purchase price payable is more than 10% of the greater of the prospective investor’s annual income or net worth. Different rules apply to accredited investors and non-natural persons.

Periodically, the Manager will report to the Members and will supplement this Offering with material and/or fundamental changes to our operations. We will also provide updated financial statements to all Members and prospective Members.

In compliance with Rule 253(e) of Regulation A, the Manager shall revise this Offering Statement during the course of the Offering whenever information herein has become false or misleading in light of existing circumstances, material developments have occurred, or there has been a fundamental change in the information initially presented. Such updates will not only correct such misleading information but shall also provide update financial statements and shall be filed as an exhibit to the Offering Statement and be requalified under Rule 252.

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ADMINISTRATOR

The Company intends to enter into an Administration Agreement (the “Agreement”) with Opus Fund Services (Bermuda) Ltd. (the “Administrator”). The fee payable to the Administrator will be based on its standard schedule of fees charged by the Administrator for similar services. Pursuant to the Agreement, the Administrator is responsible, subject to the overall supervision of the Manager, for the day-to-day administration of the Company, including:

(i)	calculating the net asset value of each such Company in accordance with that Company’s valuation policies and procedures;

(ii)	providing registrar and transfer agency services in connection with the issuance and transfer of Interests;

(iii)	performing the required acts relating to the redemption and/or subscription for the Interests;

(iv)	processing capital calls and distributions;

(v)	furnishing periodic investor statements to the investors;

(vi)	performing due diligence on prospective investors as required and ensuring compliance with applicable anti-money laundering laws; and

(vii)	performing certain other administrative and clerical services in connection with the administration of each Company as agreed among those funds and the Administrator.

The Manager is responsible for establishing valuation processes and procedures to ensure that the valuation techniques for investments are categorized within the fair value hierarchy in a fair, consistent, and verifiable manner. The Manager is also responsible for developing the Company’s written valuation processes and procedures, conducting periodic reviews of the valuation policies, and evaluating the overall fairness and consistent application of the valuation policies.

The Administrator is responsible for calculating the net asset value in accordance with the Manager’s Valuation Policy Document. The Administrator has not considered the effectiveness of the Manager’s valuation governance framework, including its Valuation Policy Document. Further, the Administrator has not considered if effective valuation policies and procedures have been implemented, nor if appropriate personnel and infrastructure are in place.

The Company may invest in level 2 or 3 assets, as defined by the United States Financial Accounting Standards Board Statement 157. These are assets whose fair value cannot be determined by using observable measures, such as exchange traded sources such as Bloomberg or IDC. Level 2 or 3 assets are typically highly illiquid, and fair values can only be calculated using models, estimates or risk-adjusted value ranges.

Where a Company invests in level 2 or 3 assets, the Administrator will obtain pricing in accordance with instructions contained in the Valuation Policy Document, and typically this requires the Administrator to take pricing as determined by the Manager.

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The Administrator is not an independent valuation expert and has not been engaged to provide an independent and objective opinion as to the reasonableness of the conclusions of fair value with respect to the individual positions held by the Company.

The Administrator Transparency Report assists investors in completion of their ongoing due diligence exercise. The Administrator may produce an Administrator Transparency Report on behalf of the Company to provide independent confirmation of fund assets and liabilities, pricing sources and counterparty exposures.

A copy of the Manager’s Valuation Policy Document, and the Administrator’s Transparency Report are available upon request.

The Administrator has delegated certain duties under the Agreement to other Opus Fund Services entities including its affiliate, Opus Fund Services (USA) LLC (the “Sub-Administrators”). Unless otherwise indicated, references in this Private Placement Memorandum to the Administrator shall include the Sub-Administrators.

Under the Agreement, the Company will indemnify and hold harmless the Administrator and each of its affiliates, directors, officers, employees, permitted delegates and sub-delegates, agents or shareholders or any of them (together “Indemnified Parties”) against any liabilities, obligations, losses, damages, penalties, actions, judgments, claims, demands, suits, costs, expenses or disbursements of any kind which may be imposed on, incurred by or asserted against any Indemnified Parties in connection with their services to that fund, except that no Indemnified Party will be indemnified against any liability to which it would be subject by reason of its gross negligence, willful misconduct or fraud. In addition, in the absence of gross negligence, willful misconduct or fraud by any of the Indemnified Parties, no such party will be liable for any loss or damage that a Company may suffer on account of anything done, omitted or suffered by that party in good faith in providing services to that Company.

THE ADMINISTRATOR IN NO WAY ACTS AS GUARANTOR OR OFFEROR OF THE INTERESTS OR ANY UNDERLYING INVESTMENT, NOR IS IT RESPONSIBLE FOR THE ACTIONS OF THE COMPANY’S CUSTODIANS OR BROKERS. THE ADMINISTRATOR IS NOT RESPONSIBLE FOR ANY INVESTMENT DECISIONS OF THE PARTNERSHIP (ALL OF WHICH WILL BE MADE BY THE GENERAL PARTNER AND/OR ANY REPRESENTATIVES THEREOF) THE ADMINISTRATOR WILL NOT PROVIDE ANY INVESTMENT ADVISORY OR MANAGEMENT SERVICE TO THE PARTNERSHIP AND THEREFORE WILL NOT BE IN ANY WAY RESPONSIBLE FOR THE PARTNERSHIP’S PERFORMANCE. THE ADMINISTRATOR WILL NOT BE RESPONSIBLE FOR MONITORING ANY INVESTMENT RESTRICTIONS OR COMPLIANCE WITH THE INVESTMENT RESTRICTIONS AND THEREFORE WILL NOT BE LIABLE FOR ANY BREACH THEREOF.

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USE OF PROCEEDS

The net proceeds to us from the sale of up to 50,000 Class A Interests offered at an offering price of $1,000 per Interest will vary depending upon the total number of Class A Interests sold. Regardless of the number of Class A Interests sold, we expect to incur Offering expenses estimated at approximately $580,000 for legal, accounting, marketing and other costs in connection with this offering. The table below shows the intended net proceeds from this offering, indicating scenarios where we sell various amounts of the Class A Interests. There is no guarantee that we will be successful at selling any of the securities being offered in this Offering. Accordingly, the actual amount of proceeds we will raise in this offering, if any, may differ.

The offering scenarios presented below are for illustrative purposes only and the actual amounts of proceeds, if any, may differ.

	Minimum	25%	50%	75%	100%
Interests Sold	1,000	12,500	25,000	37,500	50,000
Gross Proceeds	$1,000,000	$12,500,000	$25,000,000	$37,500,000	$50,000,000
Offering Expenses[1]	$100,000	$205,000	$330,000	$455,000	$580,000
Selling Commissions & Fees[2]	$0	$0	$0	$0	$0
Net Proceeds	$900,000	$12,295,000	$24,670,000	$37,045,000	$49,420,000
Asset Management Fee[3]	$0	$0	$0	$0	$0
Acquisitions Fee[4]	$32,000	$471,000	$947,000	$1,422,000	$1,898,000
Acquisitions[5]	$717,500	$10,819,250	$21,769,500	$32,710,750	$43,661,000
Related Acquisition Costs[6]	$48,000	$721,000	$1,451,000	$2,181,000	$2,911,000
Working Capital[7]	$37,500	$218,750	$437,500	$656,250	$875,000
Legal and Accounting[8]	$65,000	$65,000	$65,000	$75,000	$75,000
Total Use of Proceeds	$1,000,000	$12,500,000	$25,000,000	$37,500,000	$50,000,000

(1)

These costs assume the costs related with completing this Form 1-A as well as those costs related to the services of a transfer agent, listing fees, marketing costs, our interim financial statements, and our legal costs ($580,000). It is expected that the Company will reimburse these expenses to the Manager without interest. The Manager will only request reimbursement once the Company has raised more than $1,000,000 and will limit such fees to $100,000 should only $1,000,000 be raised. The Company expects such fees to be broken out as follows:

	Minimum	25%	50%	75%	100%
Legal Fees	$50,000	$50,000	$50,000	$50,000	$50,000
Accounting Fees	$20,000	$20,000	$20,000	$20,000	$20,000
Organization and Blue Sky Fees	$5,000	$5,000	$5,000	$5,000	$5,000
Transfer Agent Fees	$1,500	$5,000	$5,000	$5,000	$5,000
Other Professional Fees	$4,000	$8,000	$8,000	$8,000	$8,000
Technology Costs	$7,500	$7,500	$7,500	$7,500	$7,500
Marketing	$12,000	$109,500	$234,500	$359,500	$484,500
TOTAL	$100,000	$205,000	$330,000	$455,000	$580,000

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Technology fees will be paid to a third-party platform that ensures compliance for the use of their software for the purposes of processing subscriptions and account management. Those costs will be determined prior to the Company’s acceptance of subscription agreements.

(2)

The Company does not intend on paying selling commissions or fees. In the event that the Company enters into an agreement with a licensed broker dealer, this Offering and Use of Proceeds table will be amended accordingly.

(3)

The Company shall pay 2% of the gross income generated by the assets to the Manager as an Asset Management Fee. The Asset Management Fee shall be paid no more frequently than monthly, at the sole discretion of the Manager. It is anticipated that these costs will be paid from cash generated from operations.

(4)	The Manager will be paid a two percent (2%) Acquisition Fee based on the acquisition price of a property. This number assumes the leverage of the properties.

(5)	The Manager will be paid up to two percent (2%) Disposition Fee based on the sale price of a property.

(6)

We believe acquisition related and closing costs could be between 1% and 3% of the value of the acquisition, with an average of 2%. These costs could include travel to states in which we purchase properties and single-family properties, research costs, closing costs, and other costs. Our ability to quantify any of the expenses is difficult as they will all depend on size of deal, price, due diligence performed (such as appraisal, environmental, property condition reports), legal and accounting, etc. We expect the related acquisition costs to be correlated with the price of the property.

(7)	Costs associated with portal costs, transfer agent fees and working capital for the next 12 months.

(8)	Costs for accounting and legal fees associated with being a public company for the next 12 months. It is anticipated that these costs will be paid from cash generated from operations.

(9)	Manager will be paid a six percent (6%) construction management fee based upon the total cost of construction and or repair to acquired properties

(10)	Manager will receive 100% of late fees, default interests and extension fees

The Use of Proceeds sets forth how we intend to use the funds under the various percentages of the related offering. All amounts listed are estimates.

The net proceeds will be used for ongoing legal and accounting professional fees (estimated to be between $65,000 and $75,000 depending on our money raise and acquisitions for the next 12 months), working capital for the creation of a investor portal for the next 12 months, and for the costs associated with acquiring properties, such as broker price opinions, closing costs, title reports, recording fees, accounting costs and legal fees. We determined estimates for ongoing professional fees based upon consultations with our accountants and lawyers, and operating expenses and due diligence costs based upon the Manager’s real estate industry experience.

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As of December 31, 2019, the Manager has incurred $50,000 to the Company for offering expenses. Our Offering expenses are comprised of legal and accounting expenses, SEC and EDGAR filing fees, printing and transfer agent fees. Our Manager will not receive any compensation for their efforts in selling our Class A Interests.

The Manager will pay the offering expenses of $580,000 regardless of the amount of Class A Interests we sell and will only be reimbursed if the Company raises a minimum of $1,000,000. If we sell at least 1,000 Class A Interests, we believe that we will have sufficient funds to continue our filing obligations as a reporting company for the next 12 months. We intend to use the proceeds of this offering in the manner and in order of priority set forth above. We do not intend to use the proceeds to acquire the assets of or finance the acquisition of other businesses. At present, no material changes are contemplated. Should there be any material changes in the projected use of proceeds in connection with this Offering, we will issue an amended Offering reflecting the new uses.

In all instances, after the qualification of this Form 1-A, the Company will need some amount of working capital to maintain its general existence and comply with its reporting obligations. In addition to changing allocations because of the amount of proceeds received, we may change the use of proceeds because of required changes in our business plan. Investors should understand that we have wide discretion over the use of proceeds. Therefore, management decisions may not be in line with the initial objectives of investors who will have little ability to influence these decisions.

SELECTED FINANCIAL DATA

The following summary financial data should be read in conjunction with “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION” and the Financial Statements and Notes thereto, included elsewhere in this Offering Circular. The statement of operations and statement of assets, liabilities and members’ equity data from inception through the period ended December 31, 2019 is derived from the audited financial statements.

At December 31, 2019

TOTAL ASSETS	$50,000

TOTAL LIABILITIES	0

TOTAL MEMBERS’ EQUITY	50,000

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$50,000

Inception (November 8, 2019 to December 31, 2019

Revenues	$0

Expenses	$0

Net Income (Loss)	$0

Earnings per Interest	$.0

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our financial statements and the notes thereto contained elsewhere in this Offering Circular.

Critical Accounting Policies

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards that have different effective dates for public and private companies. We have elected to take advantage of this extended transition period, and thus, our financial statements may not be comparable to those of other reporting companies. Accordingly, until the date we are no longer an “emerging growth company” or affirmatively opt out of the exemption, upon the issuance of a new or revised accounting standard that applies to our financial statements and has a different effective date for public and private companies, we will disclose the date on which adoption is required for non-emerging growth companies and the date on which we will adopt the recently issued accounting standard.

Cautionary Statement Regarding Forward-Looking Statements

With the exception of historical matters, the matters discussed herein are forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements concerning anticipated trends in revenues and net income, projections concerning operations and available cash flow. Our actual results could differ materially from the results discussed in such forward-looking statements. The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes thereto appearing elsewhere herein.

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Background Overview

HIS Capital Fund III, LLC was formed in the State of Delaware on November 8, 2019. The Company’s strategy and broad investment mandate has been deliberately engineered to attempt to take advantage of real estate cycles whether the market is moving up or down and to create a ready source of capital for quality Real Estate entrepreneurs. We feel that our experience positions us to underwrite Real Estate entrepreneurs and their strategies and processes, understand and manage the relevant risks, and monitor the assets and their performance. We believe our expertise in these activities allows us to produce a diversified portfolio of Real estate-based assets with risk adjusted returns.

The investment strategy of the Company is very much an opportunistic one which we believe will allow the Company to perform well through various market cycles. The investment mandate allows the Company to invest in a wide variety of Real Estate asset types, as long as they are real estate based. Whether it is a direct investment in real property, a real estate secured loan, or an investment in another fund whose investments are in real estate, HIS believes deeply in the “value investing” mindset. The Company’s goal is to only invest in Real Estate entrepreneurs and deals that we believe provide the possibility of excellent risk-adjusted returns with a strong “margin of safety.”

Geographic Location

The Company will focus on the acquisition of distressed residential assets in Florida, Georgia, and California. However, the Company will not limit itself geographically.

Risk Management

The Company will seek to manage risk through monitoring and analysis by the Manager of the Company’s portfolio. Although the Manager may commit a large portion of the Company’s capital to one or more specific real estate assets, the Manager will also seek to mitigate risk through portfolio diversification.

Borrowing and Lending

The Company may utilize leverage in its investment program when the Manager considers it appropriate. Additionally, the Company may incur also indebtedness: (i) to pay expenses of the Company, (ii) to purchase the Interest of any dissociated Member (including defaulting Members), (iii) to finance improvements to a Company asset and (iv) to otherwise protect any Company asset as determined by the Manager in its sole discretion.

In order to secure the aforementioned permitted indebtedness, the Company shall have the right to pledge, secure or otherwise encumber the Company’s assets and the commitments of the Members as security for such indebtedness. Members may therefore be required to confirm the terms of their commitments to the lender, to honor capital calls made by the lender, to provide relevant information to the lender and to execute other documents in connection with obtaining such indebtedness.

The use of leverage may, in certain circumstances, maximize the adverse impact to which the Company’s investment portfolio may be subject.

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The Manager is not limited by the above discussion of the investment program. Further, the investment program is a strategy as of the date of this Offering Circular only. The Manager has wide latitude to invest or trade the Company’s assets, to pursue any particular strategy or tactic, or to change the emphasis without obtaining the approval of the Members. Except as specifically provided in this section, the investment program imposes no significant limits on the types of instruments in which the Manager may take positions, the type of positions it may take, its ability to borrow money, or the concentration of investments. The foregoing description is general and is not intended to be exhaustive. Prospective investors must recognize that there are inherent limitations on all descriptions of investment processes due to the complexity, confidentiality, and subjectivity of such processes. In addition, the description of virtually every trading strategy must be qualified by the fact that trading approaches are continually changing, as are the markets invested in by the Manager.

Results of Operations

For the period ended December 31, 2019 (audited)

We generated no revenues for the period ended December 31, 2019. We do not have any current activities. We have generated expenses of $0 from inception (November 8, 2019) to December 31, 2019.

Total expenses

From inception (November 8, 2019) to December 31, 2019, we have not generated any expenses.

Assets

We currently have $50,000 in offering expenses.

Liabilities

We currently have $0 in liabilities.

Liquidity and Capital Resources

As of December 31, 2019, the Company had $0 in cash and total liabilities of $$0. The Company hopes to raise $50,000,000 in this Offering with a minimum of $1,000,000 in funds raised. If we are successful at raising the minimum amount of this Offering, we believe that such funds will be sufficient to fund our expenses over the next twelve months which we currently estimate to be $100,000 that will be financed by our manager in the event we raise less than $1,000,000. Although we intend on identifying multifamily and commercial properties for acquisition with our proceeds, there is no guarantee that we will acquire any such investments. Acquisition will depend highly on our funding, the availability of those funds, the availability of multifamily and commercial properties that meet or investment criteria and the size of such liens to be acquired. Upon the qualification of the Form 1-A, the Company plans to pursue its investment strategy of multifamily and commercial properties acquisition. There can be no assurance of the Company’s ability to do so or that additional capital will be available to the Company. If so, the Company’s investment objective of acquiring multifamily and commercial properties will be adversely affected and the Company may not be able to pursue an acquisition opportunity if it is unable to finance such acquisitions. The Company currently has no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources. Since the Company has no such arrangements or plans currently in effect, its inability to raise funds for the above purposes will have a severe negative impact on its ability to remain a viable company.

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Plan of Operations

Management of the Company intends to use a substantial portion of the net proceeds for investing in properties and notes. Other proceeds will be used for working capital and marketing as outlined in the Use of Proceeds.

In our opinion, the proceeds from this Offering may not satisfy our cash requirements indefinitely, so we anticipate that it will be necessary to raise additional funds to implement the plan of operations as it evolves over time. During that time frame, we may not be able to satisfy our cash requirements through sales and the proceeds from this Offering alone, and therefore we anticipate that we will need to attempt to raise additional capital through the sale of additional securities in additional offerings, or through other methods of obtaining financing such as through loans or other types of debt. We cannot assure that we will have sufficient capital to finance our growth and business operations or that such capital will be available on terms that are favorable to us or at all. We are currently incurring operating deficits that are expected to continue for the foreseeable future.

Trend Information

Because we are still in the initial phase of research and development we are unable to identify any recent trends in site visitations, revenue or expenses since the latest financial year. Thus, we are unable to identify any known trends, uncertainties, demands, commitments or events involving our business that are reasonably likely to have a material effect on our revenues, income from continuing operations, profitability, liquidity or capital resources, or that would cause the reported financial information in this Offering to not be indicative of future operating results or financial condition.

Related Party Transactions

Since our formation, we have raised capital from our Manager. The Manager has provided cash for Company startup costs of which, $50,000 has already been recorded as of the date of the financial statements of the Company (December 31, 2019.) This was recorded as a purchase of Class A Interests by the Manager. It is not expected that the Manager will be reimbursed for this investment and that it is the Manager’s paid in capital. The Manager may incur other expenses on behalf of the Company which may be recorded as a loan or advance, but will only request reimbursement once the Company has raised more than $1million and will limit such reimbursements to $100,000 should only $1million be raised. The Manager received Class A Interests, at formation as founder’s interests in exchange for cash. It is intended that the Manager will also receive Class B Interests in exchange for services as Class A Interests are sold to new investors. Class B Interests are subordinated to our Class A Interests.

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Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Changes In And Disagreements With Accountants On Accounting And Financial Disclosure

None.

Employees

Ark Fund Management, LLC is the Manager of our Company and currently has no employees other than the management team. For more information on our personnel, please see “MANAGER, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.”

We plan to use consultants, attorneys, accountants, and other personnel, as necessary. We believe the use of non-salaried personnel allows us to expend our capital resources as a variable cost as opposed to a fixed cost of operations. In other words, if we have insufficient revenues or cash available, we are in a better position to only utilize those services required to generate revenues as opposed to having salaried employees. Any expenses related to the Offering will be charged to the Company. For example, any costs associated with raising capital such as escrow, transfer, marketing, audit, legal, and technology fees will be borne by the Company. However, those costs associated with overall management of the Company and the management and acquisition of the properties shall be borne by the Manager except those capitalized expenses related to specific properties.

Our Manager is spending the time allocated to our business in handling the general business affairs of our Company such as legal, tax, and accounting issues, including review of materials presented to our auditors, working with our counsel in preparation of filing our Form 1-A, developing our business plan and researching investment opportunities and possible real estate acquisitions. Upon qualification and successful capital raise, the principal and employees of the Manager will devote additional working hours to the Company.

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INVESTMENT POLICIES OF COMPANY

In all types of investment, our policies may be changed by our Manager without a vote by Members.

We will seek out multifamily and single-family properties and commercial properties for purchase throughout Florida, Georgia, and California, but may find opportunities in other states. We will also look for opportunities in commercial and/or residential business purposes loans secured by a first or second priority mortgage or deed of trust

The Company intends to originate and/or acquire a variety of real estate asset backed investments in various forms including security instruments in other funds, ownership interests in real property or entities that own real property either directly or indirectly, and debt secured by real property in target markets in the United States. A key part of the Company’s strategy will be for the Manager to locate and vet high quality fund managers, real estate deal syndicators, and asset originators and acquirers sponsors with demonstrable character, integrity, track record, and managerial capabilities in their particular geographic area and real estate asset-based niche. We intend to evaluate each property in the following manner:

1.	Obtain property information on its condition, estimated costs for rehabilitation, if any, and feasibility of possible improvements;
2.	Using historical rental rates and vacancy rates;
3.	Obtain similar available information of comparable properties in the area including recent sales prices; analyzing rental values, vacancy rates and operating expenses; review crime statistics for the area; review school information; review economic data; review any other relevant market information; and
4.	Using the above information, perform analysis with hypothetical scenarios to determine expected profit.
5.	The Manager will have full discretion over the asset classes purchased based on market conditions.

Further, potential investors should be advised:

a)	We do not intend to issue senior securities.
b)	We will borrow money collateralized by our properties with up to an 80% value of our real estate assets.
c)	We have no intention of initiating personal loans to other persons.
d)	We have no intention of investing in the securities of other issuers for the purpose of exercising control.
e)	We have no intention to underwrite securities of other issuers.
f)	We may engage in the purchase and sale (or turnover) of investments that are not real estate related at some time in the future.
g)	We may offer our securities in exchange for property.
h)	We may acquire other securities of other funds so long as those funds are real estate related.
i)

We intend to make annual or other reports to security holders including 1-Ks, 1-SAs, 1-Us, and exit reports on Form 1-Z as deemed necessary. Such reports will include the required financial statements.

As market conditions change, our policies for both investments and borrowing will be evaluated and updated as necessary to safeguard Member equity and increase Member returns. We will update our Members via 1-Us within a few business days, 1-SAs semi-annually, and other Member reports if there are any changes in our investment policy or our borrowing policies.

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POLICIES WITH RESPECT TO CERTAIN TRANSACTIONS

Our policy with respect to our Manager concerning certain transactions is as follows:

We do not intend on issuing senior securities but may at some time in the future. We have no interest, currently, in underwriting securities of others or purchasing securities or assets other than real property assets and securities. We may encumber our properties that we acquire with bank financing but we intend that such financing will generally not exceed 80% of the value of the property.

Conflicts of Interest

Our Manager and its affiliates experience conflicts of interest in connection with the management of our business. Some of the material conflicts that our Manager and its affiliates face include the following:

1.	Our Manager manages other investment opportunities and funds outside of the Company including those that have similar investment objectives as the Company.
2.	The Manager will most likely enlist the services of a third-party in order to manage our assets. The negotiation for the compensation for that third-party will be at market rates.
3.	The terms of our operating agreement (including the Manager’s rights and obligations and the compensation payable to our Manager and its affiliates) were not negotiated at arm’s length.
4.

Our Members may only remove our Manager for “cause” following the affirmative vote of Members holding 75% of the Class A interests. Unsatisfactory financial performance does not constitute “cause” under the operating agreement.

Allocation of Investment Opportunities

We rely on our Manager’s members who act on behalf of our Manager to:

1.

Identify suitable investments. Our other funds and entities also rely on these same key real estate professionals. Our Manager has in the past, and expects to continue in the future, to offer other investment opportunities including offerings that acquire or invest in multifamily real estate and single-family properties.

2.

These additional programs may have investment criteria that compete with us. If a sale, financing, investment or other business opportunity would be suitable for more than one program, our Manager will allocate it using its business judgment. Any allocation of this type may involve the consideration of a number of factors that our Manager determines to be relevant. The factors that our Manager’s real estate professionals could consider when determining the entity for which an investment opportunity would be the most suitable include the following:

•	the investment objectives and criteria of our Manager and other entities;
•	the cash requirements of our Manager and other entities;
•	the effect of the investment on the diversification of our Manager’s and other entities’ portfolio by type of investment, and risk of investment;
•	the policy of our Manager and other entities relating to leverage;
•	the anticipated cash flow of the asset to be acquired;
•	the income tax effects of the purchase on our Manager or the other entities;
•	the size of the investment; and
•	the amount of funds available to our Manager or the other entities.

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3.

If a subsequent event or development causes any investment, in the opinion of our Manager’s real estate professionals, to be more appropriate for another entity, they may offer the investment to such entity.

4.

Except under any policies that may be adopted by our Manager, which policies are designed to minimize conflicts among the programs and other investment opportunities, no program has any duty, responsibility or obligation to refrain from:

•	engaging in the same or similar activities or lines of business as any program;
•	doing business with any potential or actual tenant, lender, purchaser, supplier, customer or competitor of any program;
•	engaging in, or refraining from, any other activities whatsoever relating to any of the potential or actual tenants, lenders, purchasers, suppliers or customers of any program;
•	establishing material commercial relationships with another program; or
•	making operational and financial decisions that could be considered to be detrimental to another program.

In addition, any decisions by our Manager to renew, extend, modify or terminate an agreement or arrangement, or enter into similar agreements or arrangements in the future, may benefit one program more than another or limit or impair the ability of any program to pursue business opportunities. In addition, third parties may require as a condition to their arrangements or agreements with or related to any one particular program that such arrangements or agreements include or not include another program, as the case may be. Any of these decisions may benefit one program more than another.

Receipt of Fees and Other Compensation by our Manager and its Affiliates

Our Manager and its affiliates will receive substantial fees from us, which fees will not be negotiated at arm’s length. These fees could influence our Manager’s advice to us as well as the judgment of affiliates of our Manager. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of provisions in our operating agreement involving our Manager and its affiliates;
•	public offerings of equity by us, which will likely entitle our Manager to increased acquisition fees, asset management fees and other fees;
•

acquisitions of investments at higher purchase prices, which entitle our Manager to higher acquisition fees and asset management fees regardless of the quality or performance of the investment and, in the case of acquisitions of investments from other entities, might entitle affiliates of our Manager to disposition fees in connection with services for the seller;

•	borrowings up to or in excess of our stated borrowing policy to acquire, which borrowings will increase asset management fees payable by us to our Manager;
•	whether and when we seek to sell our Company or its assets; and
•	whether and when we merge or consolidate our assets with other companies, including companies affiliated with our Manager.

No Independent Underwriter

As we are conducting this offering without the aid of an independent underwriter, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an independent underwriter in connection with the offering of securities. See “Plan of Distribution.”

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DESCRIPTION OF BUSINESS

OVERVIEW

HIS Capital Fund III, LLC is an emerging growth company which was formed on November 8, 2019. We have commenced only limited operations, exclusively focused on organizational matters in connection with this offering. The investment objective of the Company is growth and income generation. The Company seeks to achieve this objective by investing Company funds into: (i) distressed and/or turnkey commercial and/or residential real estate investments and (ii) commercial and/or residential business purposes loans secured by a first or second priority mortgage or deed of trust. There can be no assurance that the Company will achieve its objective or its target return or that it will not incur losses.

The majority of the funds of the Company will be used to make opportunistic acquisitions in value-add turnkey performing cash-flowing properties and core plus fixed income residential and commercial mortgages or deeds of trust, in each case, at attractive prices.

The Company intends to construct a stable portfolio of income-producing and equity driven real estate assets at prices that the Manager believes reflect a discount from its previous sale price, appraised value, or replacement cost. The Manager believes that this strategy will provide the Company with capital appreciation as markets stabilize and recover in the future.

Management will pursue those areas where the properties directly owned by the Company, can be easily rented and where the rental income can cover all yearly expenses with an expected positive cash flow, or where the residential and commercial mortgages and deeds of trust invested in by the Company can be monetized to create positive cash flow. The Manager may proceed with an early property sale if this will produce an immediate profit. A rent-to-own contract may also be used upon the discretion of the Manager.

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The Manager will perform an expanded due diligence to obtain a comprehensive evaluation of each property prior to considering any purchase on behalf of the Company.

The Company intends to primarily invest into: (i) distressed and/or turnkey commercial and/or residential real estate investments and (ii) commercial and/or residential business purposes loans secured by a first or second priority mortgage or deed of trust, in each case, in the United States; however investments by the Company also may take a broad variety of forms and may include, without limitation, various real estate related financial instruments such commercial mortgage backed securities, residential mortgage backed securities and securities issued by real estate investment trusts. The Company may periodically maintain all or a portion of its assets in money market instruments and other cash equivalents and may not be fully invested at all times.

The Manager has complete flexibility in determining the assets, instruments and markets in which the Company may invest and the investment techniques the Company may use to achieve their investment objectives.

Utilizing the combined experience of the Manager’s management team, over the last decade the Principals have built a fundamentally sound and generally profitable real estate enterprise. Leveraging those relationships and expertise allows the Manager the opportunity to implement a value-based investment approach in the United States and abroad. The team specializes in uncovering on- and off-market properties both distressed and under- performing with the expectation of long-term value growth potential. In addition to the Manager’s commercial and development investments, the seasoned team focuses on the acquisition of distressed residential assets in the Southern California and Central Florida. Although the Manager may acquire assets in other markets, the Manager believes it is critical to maintain a local presence to properly manage the acquisition, renovation and disposition of properties. The Manager employs a variety of acquisition strategies to fulfill the requirements of its flexible operating model.

The Manager’s investment philosophy is to maximize the potential of every single asset as follows:

•

Acquisitions – Knowledge of the local markets is necessary for an understanding of area trends, demographics and municipal insights, allowing the Manager to acquire what it expects to be quality income producing assets at discounts to replacement costs.

•

Renovation/ Tenant Improvements – The Manager plans to rapidly and proactively addresses any capital structure, physical, or operating issues pertaining to the assets to prepare for one of the following dispositions: long-term leasing, retailing, private financing or other disposition.

•

Mortgages and Deeds of Trust- The Manager plans to deploy capital for investment in loans secured by first or second priority mortgages and deeds of trust originated by business purpose lenders with emphasis in residential and or commercial real estate investments.

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Special Purpose Entities

Throughout the Offering Circular, in reference to “acquisitions,” the Company intends to acquire interests in “special purpose entities,” also known as “SPEs.” The SPEs will hold title to property acquisitions. The Company, in turn, will invest in the SPE.

Objectives

The Company has definite objectives to fulfill its strategy. These include:

•

Penetrate the market of providing real estate opportunities for qualified individuals and/or business entities interested in achieving financial success by taking advantage of real estate investment opportunities in Florida, Georgia, and California and within the United States (however, the Company will not limit itself geographically); and

•	Increasing profits as allowed by market conditions.

The Company will look to buy single-family and commercial properties, in growth areas for the best possible price, thereby giving the Company an instant competitive advantage. A potential investor should note that the above criteria is subject to change according to market conditions.

Generally, the Company will seek opportunities which meet the following criteria:

Type of Investment	Income
Acquisition Cap Rate	4	%+
Pro-Forma Cap Rate	5	%+
Cash on Cash at Purchase	3%
Cash on Cash at Pro-Forma	7	%+
Leverage	60% - 80%
Capital Improvement	Minimal to $15,000/unit

Investment Strategy

The Company is seeking to invest in real estate assets in the United States particularly targeting in Florida, Georgia, and California. However, the Company will not limit itself geographically.

Under normal circumstances, the Company intends to invest the Company’s net assets (plus the amount of borrowings for investment purposes) in real estate and real estate-related investments, which will be comprised of the following primary asset classes:

(i)	Direct Real Estate Investments (commercial properties and single-family properties),

(ii)	Private Commercial Real Estate (CRE) Investment Funds,

(iii)	Debt Investments.

The company offers short-term, first deed of trust loans secured by real estate to fund the acquisition, renovation, rehabilitation or development of residential or commercial properties.

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Why First Trust Deed/Mortgage Investing Income

Professional single-family home renovators have special requirements, such as short funding timelines that traditional institutional lenders are unwilling to accommodate. This provides an opportunity for private lenders who cater to this market to command premiums on their capital.

Principal Protection

HIS loans are secured by a first lien on a house. Borrowers typically provide 20%-25% of the capital needed to buy the house. Additionally professional developers enhance the value of the collateral through renovations that they fund with their own equity.

Diversification

Real estate including real estate debt is an important component of a well-diversified portfolio. An allocation to first trust deeds can reduce overall portfolio volatility and increase returns, as first trust deeds are not well correlated with either the stock or bond markets.

To this end, the Company’s overall strategy is to:

1)

Identify commercial properties and single-family properties in quality locations in the Company’s target markets, where the Company can add significant value through third-party hands-on management and/or appreciation potential;

2)	Buy those communities at below-market prices, or at market prices where there is sufficient upside potential to obtain above-market returns over the long term;
3)

Make physical alterations and other improvements to those communities, where the Company can achieve significant benefit with minimal capital outlay which properties may be sold without being rented; and

4)	Through third-party management, increase the rents to increase the overall value of the property.
5)	Lend capital that is not otherwise invested in property to real estate entrepreneurs purchasing, rehabbing and leasing similar properties to those as the Company purchases.

Lending Underwriting Requirements

The Company intends to have the following underwriting requirements for borrowers in the following asset classes:

Residential Bridge Financing Program with terms of 12 to 24 months

Loan Size: $25,000 to $2,000,000

Loan Purpose: Residential business purpose

Loan Strategy

•	Acquisition

•	Refinance

Fix loans:

•	Fix to rent

•	Fix and flip

Bridge loans:

•	Buy to rent

•	Bridge

Property Types: Single-family residential (1-4 units)

Loan-to-Value (LTV): Maximum loan advance rates:

•	80% of “as-is” LTV

•	90% loan-to-purchase-price (LTPP), for acquisitions

•	100% cumulative-loan-to-value (CLTV)

•	70% loan-to-after-repair-value (LTARV), for loans with construction reserves

•	The maximum for cash-out refinance is 65% LTV and 60% LTARV

Loan advance rates are contingent on loan terms, such as cash-out, loan strategy, subordination, FICO, and other characteristics.

Term: 3 to 24 months remaining; terms longer than 24 months will be considered on a case-by-case basis.

Lien Type : Generally First-position trust deeds and mortgages. 2nd position will be considered on a case-by-case basis.

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Locations: United States (except MN, ND, SD, ND, VT, WV, NV.)

No rural properties. Generally, if there are fewer than three sales comps within three miles, the property will be considered rural.

Recourse: Recourse in the form of a personal guaranty is required for entity borrowers, including trust borrowers. At least one guarantor must be an owner of the borrowing entity. Individual borrowers are allowed.

Construction Management: Require approved third-party construction management to oversee the draw process, including inspections. Upon submission of draw requests, we will collect third-party progress inspection reports, lien releases, and receipts in order to determine approval of draw request. Loans with construction reserves that exceed $250k or 40% of the unpaid principal balance are subject to a higher level of due diligence and require case-by-case approval.

Borrower/Guarantor Characteristics

Borrower Type: U.S. entity required

600 FICO, No foreclosures, bankruptcies, or short sales in past 24 months (exception will be considered on a case-by-case basis with compensating factors)

Borrower/Guarantor Track Record: At least one previous project is required for rehab loans (exceptions on a case-by-case basis). No track record is required for buy to rent and bridge loans

OFAC (Background) Checks: Required for all borrowers and guarantors.

30 Year Investor Rental Program

Type : Non-owner occupied investor loans for 1-4 unit residential properties

Property Requirements: Minimum $100,000 value 1-4 unit, townhouse, warrantable condo

Loan Size: $75,000 to $1,000,000

Leasing Status:

•	Vacant acquisitions allowed

•	Refinance must be leased

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Borrower Background:

•	Minimum 650 FICO

•	No foreclosures, bankruptcies, or short sales in past 60 months

•	US. Entity

•	Six months of reserves at time of close

Borrower Type: U.S. entity required.

Borrower/Guarantor Track Record: At least one previous project is required (exceptions on a case-by-case basis).

OFAC (Background) Checks: Required for all borrowers and guarantors

Borrower Recourse: Required.

Locations: United States (except MN, ND, SD, ND, VT, WV, NV.) No rural areas.

Maximum Leverage Ratios:

•	As Is Loan-to-value (LTV): 80%

•	Property debt-to-income (PDTI): 90%

•	Minimum Debt Service Coverage Ratio (DSCR): 1.25

•	Maximum Loan to Cost (LTC)/Loan-to-purchase price (LTPP): 80%

Multifamily & Commercial Bridge Financing Program up to 24 months

Loan Size:

•	Multifamily $250,000 to $3,500,000

•	Other Commercial Asset Types: $500,000 to $3,000,000

Loan Strategy:

•	Bridge to stabilization,

•	Refinance

•	Construction loan takeout, or sale

•	Renovation

•	Investment

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Property Types : Multifamily 5+ units, industrial/warehouse, Office

Loan-to-Value (LTV) Maximum:

Multifamily:

•	As-is LTV: 75% (or 65% for cash-out refinance)

•	LTC (loan-to-cost): 85%

Other Asset Types:

•	As-is LTV: 65%, or 55% for cash-out refinance

•	LTPP (loan-to-purchase-price), acquisitions only: 65%

•	LTC (loan-to-cost), refinance only: 75%

Terms: 6-24 months

Lien Type: 1st Mortgage or Deed of Trust

Location: United States. Generally, primary and secondary MSAs (excluding MN, ND, SD, ND, WV, NV.) There will be an extra level of scrutiny on properties that greatly exceed the normal values of their submarket. Rural locations are excluded.

Borrower Recourse: Required.

Borrower/Guarantor Characteristics

Borrower Background:

•	Minimum 600 FICO

•	No foreclosures, bankruptcies, or short sales in past 36 months

•	U.S Entity

•	Six months of reserves at time of close

Borrower Type: U.S. entity required.

Borrower/Guarantor Track Record: At least one previous project is required. (exceptions on a case-by-case basis).

OFAC (Background) Checks: Required for all borrowers and guarantors.

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D). Multifamily & Commercial Permanent Programs

Loan Size: 100K-1MM

Loan Strategy: Acquisition, Refinance,

Property Types : Multifamily, Office, Retail, Self Storage, Warehouse, Auto repair, hotel/motels, light industrial, office condos, office warehouse

Loan-to-Value (LTV) Maximum: Multifamily, mixed use, office, retail 70%, Other asset types 60-65%

Prepayment Penalty: Declining 5%-4%-3%-2%-1% Prepay Penalty

Term: 25 years fully amortized, no balloon payment

Lien Position: 1st

Location: 42 states except for Alaska, Alabama, Hawaii, Michigan, Nevada, North Dakota, Vermont and West Virginia.

Borrower Recourse: Required.

Borrower/Guarantor Characteristics

Borrower Background:

Minimum 600 FICO

No foreclosures, bankruptcies, or short sales in past 60 months

Borrower Type: U.S. entity required.

Borrower/Guarantor Track Record: At least one previous project is required. (exceptions on a case-by-case basis)

OFAC (Background) Checks: Required for all borrowers and guarantors.

E). Ground Up Construction Bridge

Loan Purpose: Ground Up Construction of 1-4 Family investment properties

Loan Size: $75K-$1MM

Term: 12-18 months

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Maximum Loan to Cost (LTC):

50% land (no permits)+ up to 100% construction cost

65% land (with permits)+ up to 100% construction cost

Maximum ARV Loan to Value: 65%

Construction Management: Require approved third-party construction management to oversee the draw process, including inspections. Upon submission of draw requests, we will collect third-party progress inspection reports, lien releases, and receipts in order to determine approval of draw request.

Locations: United States (except MN, ND, SD, ND, VT, WV, NV.) No rural areas

Borrower/Guarantor Characteristics

Borrower Type: U.S. entity required.

Borrower/Guarantor Track Record: Three (3) previous Ground up projects is required (exceptions on a case-by-case basis).

OFAC (Background) Checks: Required for all borrowers and guarantors.

•	Minimum 650 FICO

•	No foreclosures, bankruptcies, or short sales in past 60 months

Due Diligence & Financing

When the Company identifies a location or a potential property, it will secure the necessary financing, sign a contract and place an escrow deposit to be held with the designated escrow agent. The Company will take the time necessary to complete all its due diligence to the property including: site inspection, reviewing all leases, income and expenses, and may secure a first mortgage on the property. After the due diligence process has been completed, the Company will determine whether the property is suitable or not.

If property is not suitable, the Company will cancel the contract and look for the next opportunity.

Refinancing

During the initial 36 months of owning and managing a particular property, the Company will analyze the market conditions in the area where the project is located. Simultaneously, we will investigate current interest rates. The Company will then decide whether the property should be maintained, refinanced, restructured (i.e. condominium conversion), or sold (disposition).

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Market Outlook and Opportunity

The Manager believes that there is a market opportunity due to the following factors:

Identifying Properties for Purchase

The Manager will use its extensive network and highly specialized criteria for identifying, quantifying and qualifying investment opportunities.

The Manager intends to saturate its extensive relationships and network in each identified market to identify the very best opportunities. The intent is to invest in digital marketing, direct marketing, and the power of the Manager’s referral network to generate leads for properties and motivated several. The Manager also intends to leverage its contacts with investors and borrowers to bring forth opportunities to the Company for investment purposes.

The Managers goal is to identify the right property in the right market and potentially acquire it before it even hits the general market.

Post-Purchase Strategies

The Manager intends that the properties will be held for the duration of the Company until the property is refinanced or sold. The Company intends to operate for five (5) years.

The Company intends to hold or resell properties with the intention of increasing values prior to sale of the property. The Company intends to use third-party management to cure inefficiencies in the management, cure deferred maintenance, and deploy strategic capital upgrades aimed increasing income and enhancing investor returns. The increase in cashflow should result in an increase in value so that the Company may sell or refinance the property for a profit at its proposed exit time of five (5) years.

The Company will look to maximizing cash flow until sale, refinance or other disposition. The Company will also analyze market conditions and support the investment with multiple exit strategies to optimally exit each investment.

Joint Venture Partners

The Company may acquire Properties or other real estate related investments from, or invest, co-invest, joint venture or participate with, affiliates of our Manager or other real estate developers and investors, as determined by the Manager in its sole discretion. The purchase price of any Property or real estate related investment acquired from or sold to an affiliated party will be based upon the fair market value of the asset established by a third-party appraisal or fairness opinion that is dated within the last 120 days prior to the transaction.

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The Manager has relationships with real estate entrepreneurs (“sponsors”) with whom it may, in some limited circumstances, seek to co-invest, joint venture or otherwise participate in certain investments that either the Company identifies, or the sponsor identifies. In the event of such co-investments or participation, including transactions with affiliates, the Manager will seek to secure such investments on behalf of the Company so that it is within the investment and return goals of the Company.

However, in some instances, these sponsors may require a right to receive a priority or pari-passu of return. In such event, the Manager will have the discretion to decide if the projected returns to the Company, after risk adjusting for such priority, warrant proceeding with the investment.

When and if the Manager utilizes its relationships with such sponsors, separate promote structures may be established between the Manager and the co-investor or participant, which may directly benefit the Manager or an affiliate of the Manager, separate from any compensation the Manager may earn as Manager of the Company. Any separate benefit shall be paid directly to the Manager or by the co-investors and participants, and not from Company funds or its Manager.

In some circumstances, the Manager may elect to co-invest with a third-party that the Manager also controls or has some control. The Company will take the same approach with a third-party as if entering into the transaction with a sponsor as discussed above.

We expect to use the net proceeds from this offering for ongoing legal, accounting, and professional fees, and working capital and to finance costs associated with acquiring commercial real estate, such as market appraisals, title and recording fees, broker fees, if any, legal fees and closing costs which, in the aggregate, typically amount to 1% to 3% of the purchase price of the property acquired, with an average of 2%. However, we currently have no real estate acquisitions contemplated. Accordingly, it is difficult to estimate how much will be required in the next 12 months to implement our business plan.

Financing Strategy

Once the proceeds of this Offering have been fully invested, the Company expects our debt financing will be in the range of approximately 60% to 80% of the aggregate value of real estate investments and other assets. Financing for acquisitions and investments may be obtained at the time an asset is acquired or an investment is made or at such later time as the management determines to be appropriate.

In addition, debt financing may be used from time to time for property improvements, lease inducements, tenant improvements and other working capital needs, including the payment of distributions. Additionally, the amount of debt placed on an individual property or related to a particular investment, including our pro rata share of the amount of debt incurred by an individual entity in which the Company invests, may be less than 60% or more than 80% of the value of such property/investment or the value of the assets owned by such entity, depending on market conditions and other factors.

The Company intends to limit borrowing to no more than 80% of the value of Company assets.

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Exit Strategies

The Manager intends to operate the Company for up to five (5) years. The Manager may employ multiple exit strategies including, but not limited to:

1. Sale of Properties. If the market allows for a successful sale of the properties to third parties or to Affiliate of the Manager so that the Members may realize appreciation, the Company will look to sell all of the properties owned by the Company to such third-party or Affiliates of the Manager.

2. Refinance the Properties and hold. The Manager expects the Properties owned by the Company will have leverage not to exceed an 80% loan-to-value (“LTV”) ratio. If the then appraised values of the Properties show all Members may receive: a) their return of capital, and b) realized appreciation on the properties, the Company may elect to refinance the properties and return capital and any remaining appreciation.

3. Sale to a Public Real Estate Investment Trust. The Manager may find that the properties are attractive purchases for certain public Real Estate Investment Trusts. The Manager may elect to a) sell the properties outright to the individual trust; b) sell the properties to the real estate investment trust in exchange for equity in the trust (stock) and cash (depending on the appreciation value); or c) create its own real estate investment trust to which the properties may be sold or exchanged. Note: if the Members were to receive stock of the purchaser real estate investment trust in exchange for their Interests, the Members may be able to sell their shares on the public exchange of which the public real estate investment trust is traded, so long as it is traded.

4. Bulk Sale to an Institution. The Company may find an institution is interested is interested in purchasing all of the Company’s properties. The Manager may elect to take such an option, even at a discount, to insure that all properties are sold in a timely fashion and so long as it is in the best interest of the Company.

The Company will make a decision regarding the appropriate exit strategy at the time in accordance with market conditions.

Geographic Scope

The Company will not limit itself geographically, however it intends to invest initially in Florida, Georgia, and California. The Company will search commercial and single family properties that it may purchase at a discount to market value. The Company may acquire properties at market value where it believes that the property represents long-term or strategic value. The Company believes it can successfully identify such a potential target acquisition based upon the depth and the breadth of the industry experience, contacts and industry knowledge of the Company’s Manager. See “MANAGER, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS” for a discussion of the Manager’s real estate experience.

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Milestones

We hope to reach the following milestones in the next 12 months:

•	August 2020 - Complete our Form 1-A qualification statement.
•	Fall 2020 - Begin fundraising.
•	Fall 2020 - Reach minimum raise requirement of $1,000,000; search for properties to purchase.
•	Fall 2020/Winter 2021 - Purchase first property; invest in first asset.
•	Winter 2021 – continue to fund raise and purchase properties and purchase assets
•	Spring 2021 be fully funded and be fully invested.

Acquisition will depend highly on our funds, the availability of those funds, availability of assets that meet or investment criteria and the size of the assets to be acquired.

Competition

We will face competition from other owners, investors and developers that are looking to acquire similar properties and who may implement or are already implementing a similar business plan to ours.

TAX TREATMENT OF COMPANY AND ITS SUBSIDIARIES

The following is a summary of certain relevant federal income tax considerations resulting from an investment in the Company but does not purport to cover all of the potential tax considerations applicable to any specific purchaser. Prospective investors are urged to consult with and rely upon their own tax advisors for advice on these and other tax matters with specific reference to their own tax situation and potential changes in applicable law discussion is a general summary of certain federal income tax consequences of acquiring, holding and disposing of partnership interests in the Company and is directed to individual investors who are United States citizens or residents and who will hold their interests in the Company as “capital assets” (generally, property held for investment). It is included for general information only and is not intended as a comprehensive analysis of all potential tax considerations inherent in making an investment in the Company. The tax consequences of an investment in the Company are complex and will vary depending upon each investor’s individual circumstances, and this discussion does not purport to address federal income tax consequences applicable to all categories of investors, some of whom may be subject to special or other treatment under the tax laws (including, without limitation, insurance companies, qualified pension plans, tax-exempt organizations, financial institutions or broker-dealers, traders in securities that elect to mark to market, Members owning capital stock as part of a “straddle,” “hedge” or “conversion transaction,” domestic corporations, “S” corporations, REITs or regulated investment companies, trusts and estates, persons who are not citizens or residents of the United States, persons who hold their interests in the Company through a company or other entity that is a pass-through entity for U.S. federal income tax purposes or persons for whom an interest in the Company is not a capital asset or who provide directly or indirectly services to the Company). Further, this discussion does not address all of the foreign, state, local or other tax laws that may be applicable to the Company or its partners.

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Prospective investors also should be aware that uncertainty exists concerning various tax aspects of an investment in the Company. This summary is based upon the IRS Code, the Treasury Regulations (the “Treasury Regulations”) promulgated thereunder (including temporary and proposed Treasury Regulations), the legislative history of the IRS Code, current administrative interpretations and practices of the Internal Revenue Service (“IRS”), and judicial decisions, all as in effect on the date of this offering circular and all of which are under continuing review by Congress, the courts and the IRS and subject to change or differing interpretations. Any such changes may be applied with retroactive effect. Counsel to the Company has not opined on the federal, state or local income tax matters discussed herein, and no rulings have been requested or received from the IRS or any state or local taxing authority concerning any matters discussed herein. Consequently, no assurance is provided that the tax consequences described herein will continue to be applicable or that the positions taken by the Company in respect of tax matters will not be challenged, disallowed or adjusted by the IRS or any state or local taxing authority.

Prospective investors are urged to consult with and rely upon their own tax advisors for advice on these and other tax matters with specific reference to their own tax situation and potential changes in applicable law.

FOREIGN INVESTORS: NON-U.S. INVESTORS ARE SUBJECT TO UNIQUE AND COMPLEX TAX CONSIDERATIONS. THE COMPANY AND THE MANAGER MAKE NO DECLARATIONS AND OFFER NO ADVICE REGARDING THE TAX IMPLICATIONS TO SUCH FOREIGN INVESTORS, AND SUCH INVESTORS ARE URGED TO SEEK INDEPENDENT ADVICE FROM ITS OWN TAX COUNSEL OR ADVISORS BEFORE MAKING ANY INVESTMENT.

Tax Classification of the Company as a Partnership

General.

The federal income tax consequences to the investors of their investment in the Company will depend upon the classification of the Company as a “Partnership” for federal income tax purposes, rather than as an association taxable as a corporation. For federal income tax purposes, a partnership is not an entity subject to tax, but rather a conduit through which all items of partnership income, gain, loss, deduction and credit are passed through to its partners. Thus, income and deductions resulting from Company operations are allocated to the investors in the Company and are taken into account by such investors on their individual federal income tax returns. In addition, a distribution of money or marketable securities from the Company to a partner generally is not taxable to the partner unless the amount of the distribution exceeds the partner’s tax basis in his interest in the Company. In general, an unincorporated entity formed under the laws of a state in the United States with at least two members, such as the Company, will be treated as a partnership for federal income tax purposes provided that (i) it is not a “publicly traded partnership” under Section 7704 of the IRS Code and (ii) does not affirmatively elect to be classified as an association taxable as a corporation under the so-called “check the box” regulations relating to entity classification. The Company is not currently a “publicly traded partnership” within the meaning of Section 7704 of the IRS Code for the reasons discussed below. In addition, the Manager does not intend to affirmatively elect classification of the Company as an association taxable as a corporation. Accordingly, the Manager expects that the Company will be classified as a partnership for federal income tax purposes.

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Publicly Traded Partnership Rules.

Under Section 7704 of the IRS Code, a partnership that meets the definition of a “publicly traded partnership” may be treated as a corporation depending on the nature of its income. If the Company were so treated as a corporation for federal income tax purposes, the Company would be a separate taxable entity subject to corporate income tax, and distributions from the Company to a partners would be taxable to the partners in the same manner as a distribution from a corporation to a shareholder (i.e., as dividend income to the extent of the current and accumulated earnings and profits of the Company, as a nontaxable reduction of basis to the extent of the partner’s adjusted tax basis in his interests in the Company, and thereafter as gain from the sale or exchange of the investors interests in the Company). The effect of classification of the Company as a corporation would be to reduce substantially the after-tax economic return on an investment in the Company.

A partnership will be deemed a publicly traded partnership if (a) interests in such partnership are traded on an established securities market, or (b) interests in such partnership are readily tradable on a secondary market or the substantial equivalent thereof. As discussed in this offering circular, interests in the Company (i) will not be traded on an established securities market; and (ii) will be subject to transfer restrictions set forth in the Operating Agreement. Specifically, the Operating Agreement generally prohibits any transfer of a partnership interest without the prior consent of the Manager except in connection with an Exempt Transfer. The Manager will consider prior to consenting to any transfer of an interest in the Company if such transfer would or could reasonably be expected to jeopardize the status of the Company as a partnership for federal income tax purposes.

The remaining discussion assumes that the Company will be treated as a Partnership and not as an association taxable as a corporation for federal income tax purposes.

Allocation of Partnership Income, Gains, Losses, Deductions and Credits

Profits and Losses are allocated to the partners under the Operating Agreement. In general, Profits or Losses during any fiscal year will be allocated as of the end of such fiscal year to each partner in accordance with their ownership interests. Certain allocations may be effected to comply with the “qualified income offset” provisions of applicable Treasury Regulations relating to partnership allocations (as referenced below).

Under Section 704(b) of the IRS Code, a Company’s allocations will generally be respected for federal income tax purposes if they have “substantial economic effect” or are otherwise in accordance with the “member’s interests in the partnership.” The Company will maintain a capital account for each Member in accordance with federal income tax accounting principles as set forth in the Treasury Regulations under Section 704(b), and the Operating Agreement does contain a qualified income offset provision. The Operating Agreement requires liquidating distributions to be made in accordance with the economic intent of the transaction and the allocations of Company income, gain, loss and deduction under the Operating Agreement are designed to be allocated to the members with the economic benefit of such allocations and are in a manner generally in accord with the principles of Treasury Regulations issued under Section 704(b) of the IRS Code relating to the partner’s interest in the partnership. As a result, although the Operating Agreement may not follow in all respects applicable guidelines set forth in the Treasury Regulations issued under Section 704(b), the Manager anticipates that the Company’s allocations would generally be respected as being in accordance with the Member’s interest in the Company. However, if the IRS were to determine that the Company’s allocations did not have substantial economic effect or were not otherwise in accordance with the Members’ interests in the Company, then the taxable income, gain, loss and deduction of the Company might be reallocated in a manner different from that specified in the Operating Agreement and such reallocation could have an adverse tax and financial effect on Members.

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Limitations on Deduction of Losses.

The ability of a Member to deduct the Member’s share of the Company’s losses or deductions during any particular year is subject to numerous limitations, including the basis limitation, the at-risk limitation, the passive activity loss limitation and the limitation on the deduction of investment interest. Each prospective investor should consult with its own tax advisor regarding the application of these rules to it in respect of an investment in the Company.

Basis Limitation. Subject to other loss limitation rules, a Member is allowed to deduct its allocable share of the Company’s losses (if any) only to the extent of such Member’s adjusted tax basis in its interests in the Company at the end of the Company’s taxable year in which the losses occur.

At-Risk Limitation. In the case of a Member that is an individual, trust, or certain type of corporation, the ability to utilize tax losses allocated to such Member under the Operating Agreement may be limited under the “at-risk” provisions of the IRS Code. For this purpose, a Member who acquires a Company interest pursuant to the Offering generally will have an initial at-risk amount with respect to the Company’s activities equal to the amount of cash contributed to the Company in exchange for its interest in the Company. This initial at-risk amount will be increased by the Member’s allocable share of the Company’s income and gains and decreased by their share of the Company’s losses and deductions and the amount of cash distributions made to the Member. Liabilities of the Company, whether recourse or nonrecourse, generally will not increase a Member’s amount at-risk with respect to the Company. Any losses or deductions that may not be deducted by reason of the at-risk limitation may be carried forward and deducted in later taxable years to the extent that the Member’s at-risk amount is increased in such later years (subject to application of the other loss limitations). Generally, the at-risk limitation is to be applied on an activity-by-activity basis. If the amount for which a Member is considered to be at-risk with respect to the activities of the Company is reduced below zero (e.g., by distributions), the Member will be required to recognize gross income to the extent that their at-risk amount is reduced below zero.

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Passive Loss Limitation. To the extent that the Company is engaged in trade or business activities, such activities will be treated as “passive activities” in respect of any Member to whom Section 469 of the IRS Code applies (individuals, estates, trusts, personal service corporations and, with modifications, certain closely-held C corporations), and, subject to the discussion below regarding portfolio income, the income and losses in respect of those activities will be “passive activity income” and “passive activity losses.” Under Section 469 of the IRS Code, a taxpayer’s losses and income from all passive activities for a year are aggregated. Losses from one passive activity may be offset against income from other passive activities. However, if a taxpayer has a net loss from all passive activities, such taxpayer generally may not use such net loss to offset other types of income, such as wage and other earned income or portfolio income (e.g., interest, dividends and certain other investment type income). Member income and capital gains from certain types of investments are treated as portfolio income under the passive activity rules and are not considered to be income from a passive activity. Unused passive activity losses may be carried forward and offset against passive activity income in subsequent years. In addition, any unused loss from a particular passive activity may be deducted against other income in any year if the taxpayer’s entire interest in the activity is disposed of in a fully taxable transaction.

Non-Business Interest Limitation. Generally, a non-corporate taxpayer may deduct “investment interest” only to the extent of such taxpayer’s “net investment income.” Investment interest subject to such limitations may be carried forward to later years when the taxpayer has additional net investment income. Investment interest is interest paid on debt incurred or continued to acquire or carry property held for investment. Net investment income generally includes gross income and gains from property held for investment reduced by any expenses directly connected with the production of such income and gains. To the extent that interest is attributable to a passive activity, it is treated as a passive activity deduction and is subject to limitation under the passive activity rules and not under the investment interest limitation rules.

Limitation on Deductibility of Capital Losses. The excess of capital losses over capital gains may be offset against ordinary income of a non-corporate taxpayer, subject to an annual deduction limitation of $3,000. A non-corporate taxpayer may carry excess capital losses forward indefinitely.

Taxation of Undistributed Company Income (Individual Investors)

Under the laws pertaining to federal income taxation of limited liability companies that are treated as partnerships, no federal income tax is paid by the Company as an entity. Each individual Member reports on his federal income tax return his distributive share of Company income, gains, losses, deductions and credits, whether or not any actual distribution is made to such member during a taxable year. Each individual Member may deduct his distributive share of Company losses, if any, to the extent of the tax basis of his Units at the end of the Company year in which the losses occurred. The characterization of an item of profit or loss will usually be the same for the member as it was for the Company. Since individual Members will be required to include Company income in their personal income without regard to whether there are distributions of Company income, such investors will become liable for federal and state income taxes on Company income even though they have received no cash distributions from the Company with which to pay such taxes.

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Tax Returns

Annually, the Company will provide the Members sufficient information from the Company’s informational tax return for such persons to prepare their individual federal, state and local tax returns. The Company’s informational tax returns will be prepared by a tax professional selected by the Manager.

SUMMARY OF OPERATING AGREEMENT

The Operating Agreement, in the form attached hereto as Exhibit 2. is the governing instrument establishing the terms and conditions pursuant to which the Company will conduct business and the rights and obligations between and among the Members and the Manager, as well as other important terms and provisions relating to investment in the Company. A prospective Member is urged to read and fully understand the Operating Agreement in its entirety prior to making a decision to purchase Interests. The following is a brief and incomplete summary of the terms of the Operating Agreement and is qualified in its entirety by reference to the Operating Agreement.

Profits and Losses

Losses for any fiscal year shall be allocated among the Members in proportion to their positive Capital Account balances, until the balance of each Capital Account equals zero. Thereafter, all losses shall be allocated in accordance to each Member’s respective Percentage Interest in the Company, giving consideration to their respective ownership period. Profits will first be allocated pro rata to the Members in accordance with the amount of Losses previously allocated if such previous Losses were not offset by Profits. In all cases, consideration will be given to their respective ownership period.

Operating Cash Distributions

The Company will make Distributions quarterly out of available cash flow from operations equal to the total cash gross receipts of the Company during the quarter (i) derived from all sources (other than capital contributions and capital transactions) together with any amounts included in reserves or working capital from prior periods which the Manager reasonably determines to distribute, or the sale, refinancing or disposition of investments, as determined by the Manager, net of disbursements and less the operating expenses of the Company paid during such period (including, but not limited to, present and anticipated debts and obligations, capital needs and expenses, the payment of any management or administrative fees and expenses, including without limitation the Asset Management Fee, Asset Acquisition Fee or Asset Disposition Fee, and reasonable reserves for contingencies) and any increases or replacements in reserves (other than from Capital Contributions) during such period (“Distributable Cash”).

The Manager will make distributions of Distributable Cash to Members including a Preferred Return based upon Member’s Capital Contributions to the Company. Shortfalls in the Preferred Return due to losses and/or lack of profit shall be made up in subsequent payments to Members until a seven percent (7%) annualized return to Members is achieved. The estimated Preferred Return amount is based upon the Company’s internal underwriting criteria. After the Preferred Return is received by Class A Members, fifty percent (50%) of the remaining cash available for distributions will be shared by Class A Members in accordance with their Percentage Interest in the Company.

Voting Rights of the Members

The Members will have no right to participate in the management of the Company and will only have the following rights:

Votes Requiring Unanimous Approval of All Members

Unanimous consent of all Members is required for any of the following matters:

•	To authorize an act that is not in the ordinary course of the business of the Company; and
•	To amend the Certificate of Formation or make substantive amendments to the Operating Agreement.

Votes Requiring Approval of 75% of the All Members’ Interests other than the Manager

Consent of the Members holding the seventy five percent (75%) of the Class A and Class B Interests (other than the Manager) must affirmatively vote to approve any of the following actions:

•	To issue a Notice to Perform to the Manager (as defined in the Operating Agreement); and
•	To remove the Manager for Good Cause (see below.)

Votes Requiring Approval of a Majority of Interests of all Members

A vote of a Majority of Interests of all Members is required to:

•	Fill a vacancy after the Manager has resigned or been removed;
•	Admit an Additional Member to the Company from the sale of Additional Units; and
•	Appoint a new “partnership representative.”

Removal of Manager for Cause

All Class A and Class B Members (other than the Manager who collectively own seventy five percent (75%) or more of the Interests (the requisite Interests)) shall issue a Notice to Perform to the Manager in accordance with the notice provision in Article 15.1 of the Operating Agreement. The Notice to Perform shall describe the matters of concern to the Members and shall give the Manager up to sixty (60) days to correct the matter of concern to the satisfaction of the voting Members. If the Manager fails to respond to the concerns or demands contained in such Notice to Perform then;

The Manager may be immediately removed, temporarily or permanently, for “Good Cause” determined by: (a) a vote of the requisite Members described above, or (b) by an arbitrator or judge per Article 13.5.4 of the Operating Agreement. Note, however, that removal of the Manager may require approval of a lender or substitution of a loan guarantor if any loan was conditioned on the qualifications of the Manager.

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Reasons for Removal; Good Cause Defined

The previous Manager must serve until a new Manager is hired or elected. The Class A Members hereby agree that any right of removal shall be exercised only in good faith. “Good Cause” shall include only the following, as determined by a vote of the requisite Interests:

•	Any of the acts described in the Operating Agreement, Article 6.10;
•	A breach of a Manager’s duties or authority hereunder;
•	Willful or wanton misconduct;
•	Fraud;
•	Bad faith;
•

Disappearance wherein the Manager (or each of the members of the Manager) fail to return phone calls and/or written correspondence (including email) for more than thirty days (30) without prior notice of an anticipated absence, or failure to provide the Members with new contact information;

•	Issuance of a legal charging order and/or judgment by any judgment creditor against the Manager’s Interest in Cash Distributions or Fees from the Company;
•

A finding by a court of law or arbitrator that the Manager committed any of the acts described in Article 6.10 of the Operating Agreement, for which the Manager is specifically not indemnified by the Company; or

•	The Manager becomes subject to a “disqualifying event” at any time during operation of the Company.

Death, Disability, Incompetency or Bankruptcy of a Member

In the event of the death, disability, incapacity or adjudicated incompetency of a Member or if a Member becomes bankrupt, the Member shall have the right to transfer his/her/its interests so long as such transfer is not to a minor.

Limits on Manager’s Liability; Indemnification

The Manager will be fully protected and indemnified by the Company against all liabilities and losses suffered by the Manager (including attorneys’ fees, costs of investigation, fines, judgments and amounts paid in settlement, actually and reasonably incurred by the Manager in connection with such action, suit or proceeding) by virtue of its status as Manager with respect to any acts or omissions, except that expenses incurred by the Manager with respect to claims for fraud, breach of fiduciary duty, gross negligence, bad faith or a material violation of the Operating Agreement shall not be advanced to the Manager unless it is adjudicated in its favor. The provisions of this indemnification will also extend to all managers, Members, affiliates, employees, attorneys, consultants and agents of the Manager for any action taken by it on behalf of the Manager pursuant to the Operating Agreement.

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Parallel Funds, Special Purpose Entities and Co-Investment Opportunities

The Manager may, in its discretion and to the extent permitted by applicable law, create or sponsor partnerships or other vehicles that will be formed for participating pro rata and pari passu in the portfolio companies of the Company (“Parallel Fund”). It is the intention of the Manager that the Manager of the Company will also act as the Manager of the Parallel Fund; provided, however, if such an arrangement were to become prohibited or result in a conflict of interest, a separate Manager will be established. The Parallel Fund will contain the similar economic terms, rights, restrictions and obligations for its investors as are applicable to Members in the Company.

Where the Manager deems it appropriate, the Company may use special purpose entities as subsidiaries, including corporations, limited liability companies and limited partnerships to make and hold investments. The Manager may also cause the Company to invest through corporations, limited liability companies, limited partnerships, joint ventures (both with third-parties and affiliates of the Manager), or other arrangements in which the Company has an economic interest and where such arrangements are reasonably expected to preserve in all material respects the overall economic relationship of the Members.

To the extent that the Manager determines that any Company investment requires co-investment by third parties, the Manager may offer, but is not required to offer, to the Manager and all Members the opportunity to co-invest on a side-by side basis with the Company and the Parallel Fund in such investment. The Manager shall have the right, in its sole discretion, to accept all, none or any portion of such Member’s’ capital for such co-investment opportunity and may offer all or any portion of such co-investment opportunity to any third parties, and the terms offered to such third parties may be different than the co-investment terms offered to electing Members.

Other Activities of Manager: Affiliates

The Manager need not devote its full time to the Company’s business, but shall devote such time as the Manager in its discretion, deems necessary to manage the Company’s affairs in an efficient manner. Subject to the other express provisions of the Operating Agreement, the Manager, at any time and from time to time may engage in and possess interests in other business ventures of any and every type and description, independently or with others, including ventures in competition with the Company, with no obligation to offer to the Company or any Member the right to participate therein, The Company may transact business with any Manager, Member, officer, agent or affiliate thereof provided the terms of those transactions are no less favorable than those the Company could obtain from unrelated third parties.

Transfers of Interests

A Member may assign, his, her or its Interests only if certain conditions set forth in the Operating Agreement are satisfied. Except as otherwise consented to by the Manager, the assignee must meet all suitability standards and other requirements applicable to other original subscribers and must consent in writing to be bound by all the terms of the Operating Agreement. In addition, the Company must receive written evidence of the assignment in a form approved by the Manager and the Manager must have consented in writing to the assignment. The Manager may withhold this consent in its sole and absolute discretion. Prior to the Manager’s consenting to any assignment, the Member must pay all reasonable expenses, including accounting and attorneys’ fees, incurred by the Company in connection with the assignment.

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Dissolution of the Company, Liquidation and Distribution of Assets

The Company shall be dissolved upon the first to occur of the following events: (i) the happening of any other event that makes it unlawful, impossible or impractical to carry on the business of the Company, (ii) once all of the assets of the Company are disposed of.

Power of Attorney

By becoming a party to the Operating Agreement, each Member will appoint the Manager as his or her attorney-in-fact and empower and authorize the Manager to make, execute, acknowledge, publish and file on behalf of the Member in all necessary or appropriate places, such documents as may be necessary or appropriate to carry out the intent and purposes of the Operating Agreement.

Accounting Records and Reports

The Company shall engage an independent certified public accountant or accounting firm, in the discretion of the Manager, to audit the Company’s financial statements as of the end of each fiscal year. As soon as practicable after the end of such fiscal year, but in no event later than 120 days after the end of such fiscal year, the Manager shall provide to each Member, (i) audited financial statements of the Company as of the end of and for such fiscal year, including a Statement of Assets, Liabilities and Members Equity and Statement of Operations, together with the report thereon of the Company’s independent certified public accountant or accounting firm, (ii) a statement of Properties of the Company, including the cost of such Properties. No later than March 31st of each year the Company will provide (i) a Schedule K-1 for such Member with respect to such fiscal year, prepared in accordance with the IRS Code, together with corresponding forms for state income tax purposes, setting forth such Member’s distributive share of Company items of Profit or Loss for such fiscal year and the amount of such Member’s Capital Account at the end of such fiscal year, and (ii) such other financial information and documents respecting the Company and its business as the Manager deems appropriate, or as a Member may reasonably require and request in writing, to enable such Member to prepare its federal and state income tax returns.

As soon as practicable after the end of each semi-annual period, but in no event later than 90 days following the end of each such period, the Manager shall prepare and e-mail, mail or make available on its secure website portal, to each Member (i) the Company’s unaudited financial statements as of the end of such fiscal semi-annual and for the portion of the fiscal year then ended, (ii) a statement of the properties of the Company, including the cost of all properties, and (iii) a report reviewing the Company’s activities and business strategies for such period. The Manager shall cause the Company reports to be prepared in accordance with GAAP.

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Alternative Dispute Resolution

The Company Operating Agreement contains a dispute resolution agreement. Litigation could require diversion of Company Profits to pay attorney’s fees or could tie up Company funds necessary for operation of the Company, impacting the profitability of the investment for all Members. The Company compels Members to attempt mediation followed by arbitration. This provision excludes claims under federal securities laws and the rules and regulations promulgated thereunder.

We believe this is enforceable under federal law and the state of Delaware as it not only clear and unambiguous, but it clearly states, multiple times, that the Member is waiving his/her right to bring a claim in a court of law before a judge or a jury. The Alternative Dispute Resolution Act (1998) requires all federal district courts to authorize and promote the use of alternative dispute resolution programs. The state of Delaware encourages arbitration and passed the Delaware Rapid Arbitration Act (DRAA) which is designed to make arbitration practice more timely and efficient. The DRAA imposes time limitations on the arbitrator compelling arbitration to complete within 120 days with a 60-day extension.

The Delaware Chancery Court Rules allow parties in a litigation to seek mediation of their pending action in front of a judicial officer different from the one overseeing their litigation. Delaware law also allows for mediation of business and technology disputes where no litigation is already pending. Thus, parties may initiate a mediation in the Court of Chancery without filing a lawsuit. Business entities get access to the experienced Court of Chancery judges, but they also get to resolve their disputes in an efficient and confidential manner. The Court of Chancery’s tradition of flexibility applies in ADR as well, as the parties are able to customize the ADR process to meet their specific needs.

Despite these laws and rules in place, we are uncertain of the enforceability of any Alternative Dispute Resolution provision.

Members, by agreeing to this alternative dispute resolution, will not be deemed to have waived the company’s compliance with the federal securities laws. If, in any action against the Manager, the selected or appointed arbitrator, or judge (if applicable) makes a specific finding that the Manager has violated securities laws, or has otherwise engaged in any of the actions for which the Manager will not be indemnified, the Manager must bear the cost of its own legal defense. The Manager must reimburse the Company for any such costs previously paid by the Company. Until the Company has been fully reimbursed, the Manager will not be entitled to receive any Fees or Distributions it may otherwise be due.

It is expected that all Members, including those in secondary transactions, would be subject to the arbitration provision.

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LEGAL PROCEEDINGS

We may from time to time be involved in routine legal matters incidental to our business; however, at this point in time we are currently not involved in any litigation, nor are we aware of any threatened or impending litigation.

OFFERING PRICE FACTORS

Our offering price is arbitrary with no relation to value of the company. This offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the shares offered under this offering.

If the maximum amount of Class A Interests are sold under this Offering, the purchasers under this Offering will own 100% of the Class A Interests outstanding.

If the minimum amount of Class A Interests are sold under this Offering, the purchasers under this Offering will own 100% of the Class A Interests outstanding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date of this Offering.

Title of Class	Name of Beneficial Owner	Number of Interests	Percent Before Offering	Number of Interests(1)	Percent After Offering(2)
Class B Interests	Ark Fund Management, LLC	0	0%	50,000	100%
Class A Interests	Ark Fund Management, LLC	50	100%	50	0.10%
	TOTAL		100%		100%

(1)	As interests are sold, Class B Interests will be granted to the Manager for services, which are subordinated to the Class A Interests

(2)	It is expected, that all times, the Manager will hold 100% of all outstanding Class B Interests unless such interests are granted to a third-party at some later time.

Rick Melero, Toshihiro Endo and Steve Landaal have dispositive control over the Class B Interests that will be owned by our Manager, Ark Fund Management, LLC. Class A Interests are being sold through this Offering. Class A Interests were issued to the Manager in exchange for cash and the Manager is currently the only Member of the Company.

“Beneficial ownership” means the sole or shared power to vote or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days from the date of this Offering.

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MANAGER, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The Principals of the Manager of the Company are as follows:

Name	Age	Title

Rick Melero	39	Manager
Toshihiro Endo	54	Manager
Steve Landaal	57	Manager

Duties, Responsibilities and Experience

Rick Melero, Toshihiro Endo and Steve Landaal are the sole decision makers of Ark Fund Management, LLC which is the Manager of the Company. All business and affairs of the Company shall be managed by the Manager. The Manager shall direct, manage, and control the Company to the best of its ability and shall have full and complete authority, power, and discretion to make any and all decisions and to do any and all things that the Manager shall deem to be reasonably required to accomplish the business and objectives of the Company. The rights and duties of the Manager is described in the Operating Agreement.

The principal of the Manager is as follows:

Ricardo A. Melero is the indirect majority owner and co-founder of the Manager. He has a decade of extensive investment experience in various asset classes, including single- family homes in California and Florida as well as commercial income producing properties such as multi-family, office space, industrial space and land development acquisitions. Mr. Melero has been responsible for managing the acquisition of distressed commercial and residential projects through numerous joint ventures with private investors and institutional funds. He has implemented a highly focused, value-based investment strategy in the management of over $50 Million worth of assets.

Mr. Melero has also worked as a strategic residential and commercial consultant in the United States and abroad. He is also one of the principals in various investment activities in Europe. In one signature project, he led the financing and acquisition of Cumberland Harbour, a 1085-lot luxury waterfront marina community. Some of his international experience includes Puerto Rico, St. Thomas, the United Kingdom and Ireland, where he directed the negotiations and acquisition of Kilcooley Abbey Estates, a historic 18th-century mansion on more than 1250 acres of prime real estate. He has been responsible for the acquisition and disposition of hundreds of assets in the US and internationally.

Mr. Melero is also a founding partner of HIS Capital Group, LLC, a residential and commercial real estate firm that has specialized in the acquisition of distressed assets. Rick’s primary role is to analyze and originate the acquisition of distressed or mismanaged residential and commercial projects in the US and Europe. Thanks to his industry and investment experience, he has been directly or indirectly involved in many residential and commercial investments through various entities such as Home Investing Solutions, Atlantic Development Group, Castleway Properties, and the aforementioned HIS Capital Group, to name a few. These projects were comprised of various major asset classes ranging in size from $1 Million to $45 Million.

Prior to co-founding the Company, Mr. Melero was also a managing member, advisor and educator for, the HIS Real Estate Network. This real estate investor platform specialized in offering effective strategies to both novice and experienced investors. The platform was created as a network to empower other investors to succeed in this economic climate. Mr. Melero’s content was offered at no cost and considered as a contribution to the investment community.

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Toshihiro Endo has been an active real estate investor since 1999, and currently serves a dual capacity as Sr. V.P. of HIS Real Estate Fund II and Director of Operations for HIS Capital Group, a Florida based real estate investment firm, a well-regarded real estate solutions provider, specializing in balanced and value investment.

Mr. Endo currently focuses on acquiring properties by utilizing private capital from a group of investors as well as by providing structured finance to other group of prominent institutional investors and other qualified investors. Mr. Endo has proven ability to structure simple and complex real estate transactions for real estate operators both at the fund level and at the individual asset level across the capital spectrum to minimize dilution and optimize the capital structure.

By building a systemized process to close transactions with speed, clarity, and certainty bypassing traditional lending practices, Mr. Endo and his team members have created value based, timely, diversified and profitable financial solutions for their clientele.

Mr. Endo holds a Bachelor’s degree from University of Nevada, Las Vegas, and a Certified Master Mortgage Underwriter designation from National Association of Mortgage Professionals.

Steve Landaal has an extensive track record of owning, building, and selling businesses, with a strong emphasis on real estate investments. Combining investment wisdom, along with trials and errors through the years, Steve has learned a great deal about key elements to building wealth and the importance of compounding interest. More importantly, he has learned about the value of others, the value of time, and the importance of investing in people.

His career in real estate began in Wisconsin with the purchase of a single income property at the age of 18. This grew into Landaal Investments, where he with is his wife of 35 years built a portfolio of rental properties. Landaal Investments soon expanded from residential properties into commercial. They bought their first business at 22, which began a series of building and selling profitable companies.

Whether it was real estate, trucking, trophies, or insurance. Steve and his wife proved that the principles of business and a genuine care for people, along with relentless hard work, could take a struggling or small business and build it into a profitable endeavor. Through the insurance world, he grew his team and expanded offices to the full state of Wisconsin. This proven ability to lead and inspire, promoted him a transfer to Florida which enhanced the trajectory of his life, as well as his investments.

His drive to leverage his investments lead him to investing with HIS Capital Funding. Now, he is honored to be able to share this knowledge and these opportunities with others as the VP of Portfolio Management with HIS Capital Funding.

Today Steve continues this profitable business model through a series of investment strategies with a strong focus on predictable passive income which provides him and his wife the time to help others along their journey.

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Key Associate and Contractors

Michael Giannulis is an independent consultant for Fla Home Buy LLC (FHB), which provides real estate acquisition services used by Ark Fund Management LLC. Prior to working with FHB, Michael Giannulis was the CEO of multiple internet companies including a marketing agency called Pixx Media LLC, an outsourcing and sales organization BPO USA LLC, and a boutique real estate investment company called Sunbelt Capital Management LLC.

Mr. Giannulis brings a wide breadth and depth of experience in digital marketing and direct response marketing. As a highly trained copywriter, he specializes in large scale lead generation campaigns on platforms like Google, Facebook,and LinkedIn. While not presently an owner, Mr. Giannulis will be instrumental in providing marketing strategy and campaign execution to generate leads for Fla Home Buy as well as other companies of importance to Ark Fund Management LLC.

In January 2020, Mr. Giannulis (and several of his entities) settled a matter with the Federal Trade Commission regarding their claim of non-compliant advertising and merchant processing practices. Mr. Giannulis settled the matter amicably and the official terms of the settlement state that Mr. Giannulis does not “admit or deny” any of the allegations. Mr. Giannulis has had no other issues his entire career and continues to work hard to ensure compliance in all advertising and sales practices.

Mr. Giannulis is a Graduate of Western Governors University where he earned his Bachelor’s degree in Business with a concentration in Marketing Management. Mr. Giannulis returned to WGU and also obtained his MBA in 2019. Before attending WGU, Mr. Giannulis received his Associates degree from St. Petersburg College in Florida. Given Mr. Giannulis’ experience and knowledge, he will be able to drive marketing for the acquisition channel, which will ensure the Company has plenty of assets to turn into opportunities.

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Michael Williams is the owner and operator of Fla Home Buy LLC (FHB), which provides real estate acquisition services used by Ark Fund Management LLC. Prior to starting FHB, Mr. Williams has been a successful business owner and executive in numerous companies including many that he co-founded as startups. Additionally, Mr. Williams has been acquiring and investing in real estate for more than 15 years, including an increased focus in real estate investing over the past 5 years.

Prior to that, Mr. Williams has served as owner, operator, CFO, CEO, COO and managing director for numerous companies. Notably, when Mr. Williams was Chief Operating Officer and Managing Director of Europe for Sento Corporation, Sento saw significant growth domestically and internationally providing business services for prestigious clients such as McAfee, Intuit, LensCrafters, Zactware, Gateway Computers and more. As a publicly traded company, Mr. Williams gained significant experience with Sento, including helping to manage the organization through exponential growth.

In January 2020, Mr. Williams (and several of his entities) settled a matter with the Federal Trade Commission regarding their claim of non-compliant advertising and merchant processing practices. Mr. Williams settled the matter amicably and the official terms of the settlement state that Mr. Williams does not “admit or deny” any of the allegations. Mr. Williams has had no other issues through his long career and continues to work hard to ensure compliance in all advertising and sales practices.

Mr. Williams is passionate about business and his results have been a testament to that, helping numerous businesses grow from small and/or start up mode to multiple tens of millions per year in revenue across several industries. That experience and drive will help to grow FHB in lock step with HIS Capital Fund III LLC, enabling the Company to scale quickly.

Luis Daniel Roque -Key associate as preferred operator-HIS Capital Funding/HIS Capital Group, LLC.

Mr. Roque is a true industry expert with close to 20 years of real estate experience playing a key role with real estate acquisitions at HIS Capital Group and with real estate lending operations at HIS Capital Funding. He has supervised the acquisitions department acquiring a variety of asset classes from residential single-family homes to commercial income-producing assets such as office, industrial, multi-family and land acquisitions.

As a key associate, Mr. Roque is responsible for sales management and business development with HIS Capital Funding Corporation, his primary role is to give his input on loan files reviewed by the processors and underwriters in order for the loans to be funded and closed, and lead acquisition team to generate opportunity for Ark Fund Management, LLC. Mr. Roque played a critical role helping create the underwriting guidelines that are followed by HIS Capital Funding in order to originate quality private bridge loans to real estate professionals.

With close to 20 years of real estate and lending expertise, Mr. Roque stood out as a top performer in some of the industry’s largest lending institutions and has earned numerous awards and closing in excess of $350 Million in loans for large national lending corporations such as Prime Lending and Bank of America. Mr. Roque became a Senior Loan Officer early in his career and utilized his networking skills to vastly expand his real estate lending business. At Bank of America, he earned the title of V.P. and became one of the top 5% loan officers in the country, earning membership in the Platinum, Chairman and President’s clubs within the company.

After Mr. Roque left Bank of America, he pursuit the path of entrepreneur. Shortly after the economic melt down, he had an allegation early in his entrepreneur carrier, he has now put all behind and provides on-going training and education to the sales team and is constantly traveling, providing content to educate marketing and sales associates located throughout the U.S. Europe and Mexico where he now resides. Mr. Roque has also helped to underwrite and execute projects in various asset classes, totaling hundreds of property acquisitions in just a few years. Mr. Roque has conducted due-diligence for hundreds of projects, and has established himself as an industry expert with extensive investment experience in all asset classes and a very solid real estate industry network.

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EXECUTIVE COMPENSATION

The following table sets forth the cash compensation of Manager:

Name and Principal Position	Year	Salary	Bonus	Option Awards	All Other Compensation(1)
Ark Fund Management, LLC, Manager	2019	$0	$0	$0	$0
Ark Fund Management, LLC, Manager	2020	$0	$0	$0	100% of the Class B Interests

The Class B Interests will be issued to the Manager for no consideration as Class A Interests are sold. Class B Interests will be in exchange for the Manager’s services and are subordinated to the Class A Interests. Currently the Manager holds 100% of the members’ equity of the Company. Upon issuance of the minimum Offering amount the Manager’s Class B Interest will be a 100% profits interest and is subordinate to the Class A Members’ annual Preferred Return.

The Manager will only request reimbursement of organizational and offering expenses once the Company has raised more than $1million and will limit such reimbursement to $100,000 should only $1million be raised.

Employment Agreements

There are no current employment agreements or current intentions to enter into any employment agreements.

Future Compensation

The principals of our Manager have agreed to provide services to us without cash compensation until such time that we have sufficient earnings from our revenue. The Manager received Class A Interests at formation in exchange for $50,000.

Transfer Agent

We intend to enlist the services of a transfer agent prior to qualification of this Offering Statement. At that time, the Company will amend the Offering Statement to include any agreements with a transfer agent.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company utilizes office space provided at no cost from our Manager. Office services are provided without charge by the Company’s Manager. Such costs are immaterial to the financial statements and, accordingly, have not been reflected.

We have issued 100% of the Class B Interests at formation to our Manager for no consideration. The Manager is managed by Ark Fund Management, LLC. Rick Melero is the managing member of HIS Investment Management, LLC. The approximate value of the Class B Interests at the time of this Offering is approximately $1,000. The Manager shall receive the following fees and compensation:

Phase of Operation	Basis for Fee	Amount of Fee

Acquisition Fee	Fees charged to the Company as Properties are acquired	2.0% of the purchase price of the individual property. These fees are difficult to determine at this time.

Disposition Fee	Fees charged to the Company as Properties are disposed of	2% of the sales price of the individual property. These fees are difficult to determine at this time.

Asset Management Fee	Fees charged to the Company for management of its investments

2.0% of the gross income of the assets held by the Company, whether they are notes or properties. The total amount of fees that the Manager may receive cannot be determined at this time. This fee may be paid monthly.

Construction Management Fee	Fees charged to the Company for management of repairs. rehabilitation, and construction of its investments.	6% of the total costs of repairs, rehabilitation, and construction of the individual property.

Misc Fees	Fees charged to borrowers for late payments, extensions and default interests	100% of these fees will be paid to the manager

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Table of Content

PRIOR PERFORMANCE

Prior Performance is Not Indicative of Future Results

The Manager of the Company is Ark Fund Management, LLC, and the principal owner and manager of the Manager is HIS Investment Management, LLC, managed by Rick Melero.

Ark Fund Management

Because of these similarities, investors who are considering purchasing Class A Interests from the Company might find it useful to review information about HIS Capital Fund II, LLC which is a significantly smaller fund than the one contemplated herein . Of course, prospective investors should bear in mind that prior performance does not guarantee future results. The fact that a prior endeavor has been successful (or unsuccessful) does not mean the Company will experience the same results.

There have been no major adverse business developments or conditions experienced by any project that would be material to purchasers of the Company’s Class A Interests.

Table I

In May 2019, members of the Manager launched HIS Capital Fund II, LLC (“HIS II . ”) The purpose of HIS II was to invest in and originate notes on investment properties. The goal was to raise $1,000,000 from friends, family and business associates. The fund consists of 3 investors.

The Company regularly buys, manages, and sells notes. Notes are for rates between approximately 10% and 12% per year.

HIS II
Dollar Amount Offered	$1,000,000
Dollar Amount Raised	$700,000
Less Offering Expenses	$-
Reserves	$70,000
Percent available for investment	90.00%
Acquisition Costs	0
Percent Leverage	0%
Date Offering Began	5/1/2019
Length of Offering	12 months
Months to Invest 90% of amount available	12 months

Table II

HIS Capital paid the manager/sponsor fund administration fees, management fees, and performance fees. To date, HIS II has paid its investors $65,484 in distributions resulting in an approximate return of 8.62% annualized.

Type of Compensation	Program I
Date Offering Commenced	5/1/2019
Dollar Amount Raised	$700,000
Amount paid to sponsor from proceeds of Offering:	$-
-Organizational Fees and Expenses	$-
Dollar Amount Generated from Operations before Deducting Payments to Sponsor:	$106,081
Amount paid to sponsor from operations:
-Fund Administration Fees	$9,620
-Management Fees	$7,200
-Performance Fees	$3,018

Table III

HIS Capital Fund II, LLC	2019	2020
Income from Operations	$38,631	$67,449
Phantom Income	$0	$0
Unrealized Gain	NA	NA
Expenses related to Operations	$4,413	$8,216
Management Fees	$5,974	$15,038
Net Income	$28,244	$44,195
Amount of Raised	$700,000	700000
Sponsor Fees	0	0
Debt Financing	0	0
Invested Capital	$202,507	$451,377
Cash Reserves/Working Capital	$518,098	$286,476

Table IV

Since inception, HIS II has purchased or originated loans on 42 properties. All of the properties are secured by a deed of trust or mortgage. With the exception of one condominium, all properties which secure the notes are single family residences in Florida.

HIS II will purchase or originate the note and then quickly sell the note to an investor. Thereafter, HIS II and the investor will make interest and fees on the note until the note is paid off.

79

These are all the notes purchased, managed, paid off, in foreclosure, and/or sold by HIS II in the last two years.

Property Address	Lien Position	Original Note Balance	Current Loan Status	Note Rate	Monthly Payment Amount (P&I)	Close Date	Note Sale Date	Maturity Date	LTV (AS-IS)	Loan Purpose (Purchase, Cash Out Refi, etc.)
2755 Spencer Plantation BLVD, Orange Park, FL. 32073	1st	$92,300.00	Active	9.99%	$768.40	6/12/2019	6/13/2019	7/1/2021	65.00%	Cash Out Refi
1046 Old Field Dr. Brandon, FL. 33511	1st	$75,000.00	Active	9.99%	$624.38	6/12/2019	6/12/2019	7/1/2021	36.86%	Cash Out Refi
1506 Caird Way Palm Harbor FL 34683	2nd	$60,500.00	Active	11.00%	$554.58	7/12/2019	7/19/2019	8/1/2020	20.17%	Purchase (sub 2)
350 S. Woodward Ave. Deland, Fl. 32720	1st	$101,250.00	Slow Pay	12.00%	$1,012.50	8/7/2019	8/8/2019	9/1/2020	88.04%	Purchase with Renovation Fund ($35,062.42)
1124 54th Ave. S. St. Petersburg, FL. 33705	1st	$108,750.00	Active	9.99%	$905.34	8/13/2019	8/27/2019	9/1/2021	72.50%	Purchase (escrow hold $3,000)
2322 W South St, Orlando, FL. 32805	1st	$43,875.00	Active	10.99%	$401.82	8/16/2019	9/19/2019	9/1/2021	67.50%	Purchase
960 42nd St, West Palm, FL. 33407	1st	$152,100.00	Delinquent	9.99%	$1,266.23	8/16/2019	9/11/2019	9/1/2021	65.00%	Cash Out Refi
1093 Highview Rd, Lantana, FL. 33462	1st	$78,000.00	Slow Pay	9.99%	$649.35	8/16/2019	8/20/2019	9/1/2021	60.00%	Cash Out Refi
2330 Prime Cir. A Kissimmee, FL. 34746	1st	$108,750.00	Active	8.50%	$770.31	9/18/2019	9/30/2019	10/1/2021	75.00%	Purchase
1817 Torrington Cir Longwood FL 3275	1st	$103,500.00	Slow Pay	12.00%	$1,035.00	9/23/2019	10/1/2019	10/1/2020	50.00%	Cash Out Refi
1921 North St Longwood, FL 32750	1st	$153,900.00	Active	12.00%	$1,539.00	9/25/2019	10/7/2019	10/1/2020	71.58%	Purchase
8908 Channing Dr Jonesboro, GA 30238	1st	$43,550.00	Forbearance	12.00%	$435.50	9/26/2019	10/8/2019	10/1/2020	65.00%	Refinance
3606 Calera Dr New port Richey FL. 34652	1st	$71,200.00	Active	12.00%	$712.00	9/26/2019	10/1/2019	10/1/2020	65.62%	Purchase
7447 NW 97 CT Doral, FL 33178	1st	$310,000.00	Slow Pay	9.99%	$2,580.75	10/28/2019	10/31/2019	11/1/2020	40.79%	Purchase
370 W OAK HILL RD, MOUNT DORA, FL 32757	1st	$143,920.00	Active	12.00%	$1,439.20	11/8/2019	11/8/2019	12/1/2020	72.69%	Purchase
135 NW 9TH AVE SOUTH BAY, FL 33493	1st	$52,000.00	Delinquent	12.00%	$520.00	11/13/2019	11/15/2019	12/1/2020	42.28%	Purchase
460 N SUNSET DRIVE MOUNT DORA FL 32757	1st	$123,750.00	Active	9.99%	$1,030.22	11/15/2019	11/22/2019	12/1/2020	53.11%	Cash Out Refi
1400 SAXON BLVD, DELTONA, FL 32725	1st	$93,750.00	Active	9.99%	$780.47	11/15/2019	11/20/2019	12/1/2020	75.00%	Purchase
1646 RUTH ST COCOA, FL. 32926	1st	$76,000.00	Active	12.00%	$760.00	11/18/2019	12/3/2019	12/1/2020	60.80%	Purchase
658 Wren Dr Casselberry FL 32707	1st	$125,100.00	Active	10.50%	$1,094.63	11/19/2019	12/20/2019	1/1/2021	57.65%	Purchase (wholesale)

80

1530 OLD EUSTIS RD MOUNT DORA, FL. 32757	1st	$88,125.00	Active	12.00%	$881.25	1/2/2020	1/3/2020	1/1/2021	75.00%	Purchase REO
320 NEW YORK AVE, KISSIMMEE, FL 34741	1st	$58,500.00	Active	12.00%	$585.00	1/9/2020	2/20/2020	2/1/2022	65.00%	Cash Out Refi
1304 RHODES CT, ORLANDO FL 32808	1st	$97,500.00	Forbearance	9.99%	$811.69	1/28/2020	2/5/2020	2/1/2022	65.00%	Refinance
1712 Hickory Ave Panama City, FL 32405	1st	$44,000.00	Active	12.00%	$440.00	1/31/2020	2/11/2020	2/1/2021	62.95%	Purchase
6876 SUGARLOAF KEY ST. LAKE WORTH, FL 33467	1st	$214,200.00	Active	9.99%	$1,783.22	2/4/2020	2/5/2020	2/1/2021	70.93%	Purchase
1357 Deerwood Dr, Decatur, GA 30030	1st	$200,000.00	Active	9.99%	$1,665.00	2/11/2020	3/3/2020	3/1/2021	74.07%	Purchase
502 Bromley Ct Kissimmee FL 34758	1st	$143,000.00	Active	9.99%	$1,190.48	2/26/2020	3/9/2020	3/1/2021	83.14%	Purchase and Renovation
2530 Sunrise Dr SE, Saint Petersburg, FL 33705	1st	$297,000.00	Active	8.99%	$2,225.03	3/9/2020		4/1/2021	91.38%	Purchase and Renovation
95 E Klosterman Rd Tarpon Springs, FL 34689	1st	$100,300.00	Active	9.99%	$835.00	3/17/2020	3/25/2020	4/1/2021	74.99%	Purchase and Renovation
95 E Klosterman Rd Tarpon Springs, FL 34689	2nd	$39,000.00	Active	9.99%	$324.68	3/17/2020	3/25/2020	4/1/2021		Purchase and Renovation
3088 Englewood Drive Largo 33771	1st	$175,500.00	Active	9.99%	$1,461.04	3/25/2020	4/17/2020	4/1/2021	75.00%	Purchase
3446 Crete St New Port Richey, FL 34655	1st	$45,000.00	Active	10.99%	$412.13	3/31/2020	4/7/2020	4/1/2022	75.00%	Purchase and Renovation
2886 Kimberly Dr. Deltona, FL. 32738	1st	$68,250.00	Active	12.00%	$682.50	5/22/2020	6/2/2020	12/1/2020	-	Purcahse
2886 Kimberly Dr. Deltona, FL. 32738	2nd	$25,528.59	Active	12.00%	$255.29	5/22/2020	6/2/2020	12/1/2020	-	Purchase
7013 Tamarack Dr, Tampa, FL 33637	1st	$92,900.00	Active	12.00%	$929.00	6/5/2020	6/15/2020	7/1/2021	-	Purchase and Renovation
7013 Tamarack Dr, Tampa, FL 33637	2nd	$31,700.00	Active	12.00%	$317.00	6/5/2020	6/15/2020	7/1/2021	-	Purchase and Renovation
6845 Medlar Dr. New Port Richey, Florida 34653	1st	$80,270.00	Active	12.00%	$802.70	6/22/2020		7/1/2021	-	Purchase and Renovation
343 COLLEGE AVE PANAMA CITY, FL 32401	1st	$37,500.00	Active	12.00%	$375.00	6/25/2020	6/30/2020	7/1/2021	48.45%	Purchase
2350 Pleasant Dr. Longwood, FL 32779	2nd	$72,000.00	Active	12.00%	$720.00	6/30/2020	7/2/2020	7/1/2021	-	Purchase and Renovation
1530 IMMOKALEE STREET INTERCESSION CITY, FL. 33848	1st	$89,420.00	Active	11.00%	$819.68	7/15/2020		8/1/2021	-	Purchase and Renovation
1207 Osceola Ave Tavares, FL. 32778	1st	$97,750.00	Active	12.00%	$977.50	7/20/2020		8/1/2012	-	Purchase and Renovation

81

Property Address	Lien Position	Original Note Balance	Current Loan Status	Note Rate	Close Date	Note Sale Date	Maturity Date	Last Payment Received Date	Pay Off Date	Original Appraised/BPO As Is Value	ARV
7015 Lois St. Panama City, FL. 32404	1st	$52,000.00	Paid Off	12.00%	5/29/2019	7/3/2019	6/1/2020	11/12/2019	11/12/2019	$70,000.00	$118,000.00
13049 Royal Fern Dr. Orlando, FL. 32828	1st	$211,500.00	Foreclosure	9.99%	6/3/2019	6/8/2019	6/1/2020	11/21/2019		$282,000.00	$329,000.00
283 Hernando Rd Winter Haven FL 33884	1st	$132,000.00	Paid Off	9.99%	6/17/2019	6/19/2019	7/1/2021	12/27/2019	12/27/2019	$198,000.00	$234,000.00
713 SE Brookedge Ave. Port St. Lucie, FL. 34983	1st	$140,800.00	Paid Off	9.99%	6/21/2019	7/12/2019	7/1/2020	10/25/2019	10/25/2019	$209,000.00	$223,000.00
1511 S Summerlin Ave. Sanford, FL. 32771	1st	$45,500.00	Paid Off	12.00%	7/8/2019	7/16/2019	8/1/2020	3/3/2019	3/3/2020	$70,000.00	$95,000.00
678 W Webster Ave. Winter Park, FL. 32789	1st	$167,700.00	Paid Off	12.00%	7/16/2019	7/26/2019	8/1/2020	10/29/2019	10/29/2019	$258,000.00	$258,000.00
1310 1st St NE, Mulberry, FL. 33860	1st	$68,000.00	Paid Off	12.00%	8/16/2019	8/21/2019	9/1/2020	2/12/2020	2/12/2019	$179,900.00	$179,900.00
5583 Bates St Seminole FL 33772	1st	$184,950.00	Paid Off/purchased back	9.90%	9/13/2019	9/13/2019	9/1/2018	3/6/2020	3/6/2020	$287,000.00	$340,000.00
3311 Azalea Cir Lynn Haven, FL 32444	1st	$87,425.00	Paid Off	9.99%	10/7/2019	10/7/2019	11/1/2020	3/37/2020	3/27/2020	$130,000.00	$170,000.00
3813 BEACON SQUARE DR HOLIDAY, FL 34691	1st	$82,400.00	Paid Off	9.99%	11/4/2019	11/7/2019	11/1/2020	4/8/2020	4/8/2020	$120,000.00	$157,700.00
1231 1st Street Southport, FL. 32409	1st	$42,750.00	Paid Off	12.00%	11/19/2019	12/19/2019	1/1/2021	5/13/2020	5/13/2020	$57,000.00	$64,500.00
12641 DARBY AVENUE ORLANDO, FL. 32837	1st	$166,500.00	Paid Off	12.00%	1/15/2020	1/16/2020	2/1/2021	5/18/2020	5/18/2020	$222,000.00	$278,422.00
265 Crystal Cir. Oviedo, FL. 32765	1st	$189,770.90	Paid Off	10.00%	8/1/2019	8/5/2019	8/1/2020	5/22/2020	5/22/2020	$180,000.00	$325,000.00
4464 Prince Hall Blvd Orlando FL. 32811	1st	$94,000.00	Paid Off	9.99%	10/2/2019	10/18/2019	11/1/2020	6/5/2020	6/5/2020	$139,000.00	$175,000.00
6210 Seabreeze Dr, Port Richey, FL 34668	1st	$76,964.10	Paid Off	9.99%	3/25/2020	3/25/2020	4/1/2021	6/26/2020	6/24/2020	$99,500.00	$129,000.00
11510 Versailles Ln Port Richey, FL 34668	1st	$73,800.00	Paid Off	12.00%	3/9/2020	3/11/2020	4/1/2021	7/6/2020	7/8/2020	$110,000.00	$130,000.00
944 NW 126TH TERRACE CORAL SPRINGS, FL 33071	1st	$277,357.50	Paid Off	8.99%	10/31/2019	11/1/2019	11/1/2020	7/9/2020	7/9/2020	$367,000.00	$375,000.00

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T able V

There have been no programs that have closed at the date of this Offering Circular.

STRATEGY AND RESULTS

As described at length in “Investment Strategy” section starting on page 53, the strategy of our Manager on the behalf of the Company is to:

1)

Identify commercial properties and single-family properties in quality locations in the Company’s target markets, where the Company can add significant value through hands-on management and/or appreciation potential;

2)	Buy those properties at below-market prices, or at market prices where there is sufficient upside potential to obtain above-market returns over the long term;
3)

Make physical alterations and other improvements to those communities, where the Company can achieve significant benefit with minimal capital outlay which properties may be sold without being rented; and

4)	Through third-party management, increase the rents to increase the overall value of the property.

Net Operating Income

We calculate “net operating income” using the industry-standard definition, i.e., the gross income from the property minus operating expenses. The gross income from a property means primarily rental income, but where applicable also includes other income items such as parking fees and income from operating vending machines and laundry facilities. Operating expenses include all of the expenses required to operate the property, such as insurance, property management fees, utilities, property taxes, repairs and janitorial fees. Net operating income does not reflect debt service payments (principal and interest), capital expenditures, or depreciation and amortization.

Cash On Cash Distribution

We calculate “cash on cash distribution” by dividing the distributions paid by the total equity invested. For example, suppose a property were purchased for $100, using $80 of debt and $20 of equity, and the property paid a distribution of $2 for a given year. The “cash on cash distribution” for that year would be 10%, $2 divided by $20.

IRR

“Internal rate of return” is a financial concept that measures the overall return from an investment, taking into account all the money invested and all the money returned, as well as the timing of each contribution and distribution.

CAUTION: PRIOR PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. THE FACT THAT OUR SPONSOR HAS BEEN SUCCESSFUL WITH THESE PROGRAMS DOES NOT GUARANTY THAT THE COMPANY WILL BE SUCCESSFUL.

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Table of Content

LIMITATIONS OF LIABILITY

As permitted by Delaware law, our Operating Agreement provides:

•	we will indemnify our Manager to the fullest extent permitted by law;

•	we may indemnify our other employees and other agents to the same extent that we indemnify our Manager; and

•

we will advance expenses to our Manager in connection with a legal proceeding and may advance expenses to any employee or agent; provided, however, that such advancement of expenses shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the person was not entitled to be indemnified.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Offering as having prepared or certified any part of this Offering or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Class A Interests was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Crowdfunding Lawyers LLP is providing legal services relating to this Form 1-A.

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Table of Content

FINANCIAL STATEMENTS

HIS Capital Fund III, LLC

A Delaware Limited Liability Company

Financial Statements and Independent Auditor’s Report

F-1

Table of Content

Independent Auditors’ Report

To the Member

HIS Capital Fund III, LLC

Orlando, Florida

Report on the Financial Statements

We have audited the accompanying financial statements of HIS Capital Fund III, LLC, a Delaware Limited Liability Corporation, which comprise the balance sheet as of December 31, 2019, and the related statements of operations, changes in member’s capital, and cash flows from November 8, 2019 through December 31, 2019 (the “period”), and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of the financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditors consider internal control relevant to HIS Capital Fund III, LLC’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of HIS Capital Fund III, LLC’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of HIS Capital Fund III, LLC as of December 31, 2019 and the results of its operations and its cash flows for the period then ended in accordance with accounting principles generally accepted in the United States of America.

Matter of Emphasis

The accompanying financial statements have been prepared assuming that HIS Capital Fund III, LLC will continue as a going concern. As discussed in Note 3 to the financial statements, HIS Capital Fund III, LLC’s ability to commence operations will depend on its ability to obtain investor financing and commence operations, which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to this matter are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Pleasant Hill, California

Spiegel Accountancy Corp.

Certified Public Accountants

June 11, 2020

F-2

Table of Content

HIS Capital Fund III, LLC.,

Balance Sheet

December 31,
2019
ASSETS
Assets:

Deferred offering cost	50,000
Total assets	$50,000

LIABILITIES AND MEMBER’S CAPITAL
Liabilities	$-

Total liabilities	$-

Commitments and contingencies	-

Member’s Capital
Class A Interests	50,000
Total member’s capital	50,000
Total liabilities and member’s capital	$50,000

The accompanying notes are an audited integral part of these audited financial statements

F-3

Table of Content

HIS Capital Fund III, LLC

Statement of Operations

From Inception
(November 8, 2019) to
December 31,
2019

Operating expenses	$-

Profit (Loss) from operations	-

Profit (Loss) before provision for income taxes	-
Provision for income taxes	-
Net Profit (Loss)	$-

The accompanying notes are an audited integral part of these audited financial statements

F-4

Table of Content

HIS Capital Fund III, LLC

Statement of Changes in Member’s Capital

For the period from date of inception (November 8, 2019) to December 31, 2019

			Total
	Class A Interests		Member’s
	Number of Shares	Amount	Capital
Balance - inception (November 8, 2019)	-	$-	$-
Issuance of Class A Interests to Manager for expenses paid on behalf of Company	50	50,000	50,000
Balance - December 31, 2019	50	$50,000	$50,000

The accompanying notes are an audited integral part of these audited financial statements.

F-5

Table of Content

HIS Capital Fund III, LLC

Statements of Cash Flows

From Inception
(November 8, 2019) to
December 31,
2019

Cash from operating activities:
Net profit (loss)	$-
Changes in operating assets and liabilities:
Net cash used in operating activities	-

Cash flows from financing activities:
Net cash provided by financing activities	-

Net change in cash	-
Cash - beginning of period	-
Cash - end of period	$-

Supplemental Cash Flow Disclosures
Cash paid for interest	$-
Cash paid for income taxes	$-

Non-cash Transactions
Contribution of syndication fees paid on behalf of the Company	$50,000

The accompanying notes are an audited integral part of these audited financial statements

F-6

Table of Content

HIS Capital Fund III, LLC

Notes to the Audited Financial Statements

December 31, 2019

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

HIS Capital Fund III, LLC. (the “Company”) was incorporated on November 8, 2019 in Delaware. The Company’s fiscal year end is December 31. The Company did not have any activity from November 8, 2019 through December 31, 2019 (the “period”). The Company specializes in residential and commercial property investments, and lending to real estate investors.

The Company will be managed by Ark Fund Management, LLC, (the “Manager”), a Florida Limited Liability Company. The Manager is in complete control of the Company business. The fund will operate for up to 5 years and may use multiple exit strategies, including: sale of properties, refinance properties and hold, sale to a public real estate investment trust, and bulk sale to an institution.

Member Capital

The Company is offering 50,000 Class A Interests at $1,000 per Interest through a Tier II offering pursuant to Regulation A under the Securities Act, also known as “Reg A+” and it intends to sell the Interests directly to investors and not through registered broker-dealers who are paid commission. The minimum investment is $5,000. The maximum amount to be raised in the offering is $50,000,000. The Investors who contribute capital to the Company shall, upon acceptance by the Managing Member of their subscriptions, become Class A Members in the Company.

As of December 31, 2019, 50 shares of Class A Interests were issued and outstanding.

Profit and Losses

The Manager is required to allocate to the members all profits and losses realized by Company during the month as of the close of business on the last day of each calendar month in accordance with their respective percentage interests and in proportion to the number of days during the calendar month that they owned the interests.

Net profits will be distributed to the members until they receive a non-cumulative, preferred return of 7.00%, determined on a monthly basis. Additionally, the remaining profits will be distributed on a 50/50 split with 50% of the remaining profits being paid to Class A members and the other 50% being paid to the Manager. Per the terms of the operating agreement, the Manager has the ability to change the originally established preferred return rate at its sole discretion.

Distributions

The Company provides monthly statements of account to the members and distributes or reinvests amounts equal to the members’ proportionate shares of the Fund’s net income during such month. The Manager will distribute funds only to the extent that funds are available.

Manager Compensation

The Manager is entitled to the following compensation:

•	No selling commissions, unless later amended.
•	Asset management fee equal to 2% of the capital commitments
•	Acquisition fee of 2% of the price of properties acquired
•	Disposition fee of 2% based on the sale of a property
•	Construction management fees, when applicable, of 6%
•	100% of late fees, default interests and extension fees
•	Manager will receive a 50/50 split of profits from the fund after the preferred return has been paid

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Table of Content

Reimbursements

The Manager is entitled to the following reimbursements:

•	Reimbursement for required costs, including legal costs, travel costs associated with research and due diligence, appraisals, etc.
•	Reimbursement of technology costs associated with fund management
•	Reimbursement for accounting and legal fees

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Financial Statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles (“GAAP”) of the United States.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period. Actual results could differ from these good faith estimates and judgments. The Company does not currently have any accounting estimates.

Deferred Offering Costs

Deferred offering costs were capitalized and consisted of fees and expenses incurred directly in connection with the Company’s offering that was not yet completed during the period ended December 31, 2019. At the time of the completion of the offering, the amounts will be transferred to member’s capital. Deferred offering costs included legal costs.

Financial Instruments

The Company follows Financial Accounting Standards Board, Accounting Standards Codification (“ASC”) ASC 820, “Fair Value Measurements and Disclosures”, which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).

The three levels of the fair value hierarchy are described below:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

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Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

Due to their short-term nature, the carrying value of deferred operating cost approximate their fair values at December 31st, 2019.

Income Taxes

The Company has elected to be a partnership under the Internal Revenue Code and a similar section of the state code. The members of a partnership are taxed on their proportionate share of the Company’s taxable income. Therefore, no provision or liability for federal income taxes has been included in these financial statements. The Company has evaluated its current tax positions and has concluded that as of December 31, 2019, no significant uncertain tax positions exist for which a reserve would be necessary.

The Company’s income tax returns are subject to review and examination by federal, state and local governmental authorities. As of December 31, 2019, there is no year open to examination by the Internal Revenue Service or state and local governmental authorities.

Recent Accounting Pronouncements

Management has considered all recent accounting pronouncements issued and their potential effect on our financial statements. The Company’s management believes that these recent pronouncements will not have a material effect on the Company’s unaudited condensed financial statements.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not generated any revenues since inception. The Company is currently in the process of securing investor financing and commencing operations. However, there can be no assurance that the Company will successfully be able to secure equity financing or commence operations. Failure to obtain equity financing or commence operations could adversely affect the Company’s ability to achieve its business objectives and the results of its operations. This raises substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The continuing operations of the Company are dependent upon its ability to continue to raise adequate financing, shareholder loans and to commence profitable operations in the future and repay its liabilities arising from normal business operations as they become due.

NOTE 4 – RELATED PARTY TRANSACTIONS

The Manager contributed $50,000 in syndication expenses to the Company for its regulatory filing in exchange for 50 Class A interests.

The Company receives certain operating and administrative services from the Manager, some of which may not be reimbursed to the Manager. The company’s financial position and results of operations would likely be different without this relationship with the Manager.

NOTE 5 - SUBSEQUENT EVENTS

Management has evaluated subsequent events through June 11, 2020 and has the following significant matter to report.

Risk factor disclosure. The extent of the impact of the coronavirus (“COVID-19”) outbreak on the financial performance of the Company’s investments will depend on future developments, including the duration and spread of the outbreak and related advisories and restrictions and the impact of COVID-19 on the financial markets and the overall economy, all of which are highly uncertain and cannot be predicted. If the financial markets and/or the overall economy are impacted for an extended period, the Company’s investment results may be materially adversely affected.

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PART III - EXHIBITS

Item 1. Index to Exhibits

2A.	Articles of Organization

2B.	Operating Agreement

4	Subscription Agreement

11.	Consent

12.	Opinion re: Legality

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SIGNATURE

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on  August 5,  2020

HIS Capital Fund III, LLC

By: It’s Manager, Ark Fund Management, LLC,
A Florida limited liability company

By: Its Members:

HIS Investment Management, LLC

/s/ Rick Melero
By: Rick Melero
its Managing Member

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

HIS Capital Fund III, LLC

By:	/s/ Rick Melero
Rick Melero
Principal Executive Officer
Principal of Ark Fund Management, LLC

By:	/s/ Toshihiro Endo
Toshihiro Endo
Principal Accounting Officer
Principal of Ark Fund Management, LLC

By:	/s/ Steve Landaal
Steve Landaal
Principal Financial Officer
Principal of Ark Fund Management, LLC

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